SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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WILLBROS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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WILLBROS GROUP, INC. Plaza 2000 Building 50th Street, 8th Floor P. O. Box 0816-01098 Panama, Republic of Panama

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 2, 2006

To the Stockholders of

WILLBROS GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Willbros Group, Inc., a Republic of Panama corporation (the “Company”), will be held at the Panama Marriott Hotel, Calle 52 y Ricardo Arias—Area Bancaria, Panama City, Panama, on August 2, 2006, at 9:00 a.m., local time, for the following purposes:

1. To elect three directors of the Company to Class I for three-year terms;

2. To consider and act upon a proposal to amend the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock, $.05 par value per share, from 35,000,000 to 70,000,000;

3. To consider and act upon a proposal to approve an amendment to the Willbros Group, Inc. 1996 Stock Plan as described in the accompanying Proxy Statement;

4. To consider and act upon a proposal to approve the Willbros Group, Inc. 2006 Director Restricted Stock Plan;

5. To consider and act upon a proposal to ratify the appointment of GLO CPAs, LLP as the independent registered public accounting firm of the Company for 2006; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 19, 2006, as the record date for the meeting, and only holders of the Company’s Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Dennis G. Berryhill

Secretary

Panama City, Panama

July 5, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

WILLBROS GROUP, INC. Plaza 2000 Building 50th Street, 8th Floor P. O. Box 0816-01098 Panama, Republic of Panama

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 2, 2006

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on August 2, 2006, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first sent on or about July 5, 2006, to stockholders of record on June 19, 2006.

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder’s shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted “FOR” (a) the election of all of the nominees for directors listed below; (b) the approval of the amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock to 70,000,000; (c) the approval of the amendment to the Willbros Group, Inc. 1996 Stock Plan; (d) the approval of the Willbros Group, Inc. 2006 Director Restricted Stock Plan; and (e) the ratification of the appointment of the independent registered public accounting firm. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith. In addition, the Company has retained Georgeson Shareholder Communications Inc. (“Georgeson”) to aid in the solicitation of proxies. For those services, the Company will pay Georgeson a fee of $9,500 plus out-of-pocket disbursements and expenses.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders of record at the close of business on June 19, 2006, will be entitled to vote at the Annual Meeting. As of June 19, 2006, there were issued and outstanding 21,792,612 shares of Common Stock, par value $.05 per share, of the Company (the “Common Stock”). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions, and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals, except the election of directors, will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the election of directors, the approval of the amendment to the Willbros Group, Inc. 1996 Stock Plan, the approval of the Willbros Group, Inc. 2006 Director Restricted Stock Plan, or the ratification of the appointment of the independent registered public accounting firm. With regard to the approval of the amendment of the Company’s Restated Articles of Incorporation, a broker non-vote will have the effect of a negative vote.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Restated Articles of Incorporation of the Company (the “Charter”) provide that the Board of Directors of the Company (the “Board of Directors”) shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the current Class I directors (Messrs. Harl, Leidel, and Taylor) will expire at the Annual Meeting. The terms of the current Class II directors (Messrs. Mitchell and Williams) and the current Class III directors (Messrs. Curran and Isaacs) will expire at the annual meetings of stockholders to be held in 2007 and 2008, respectively.

In accordance with the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Robert R. Harl, Peter A. Leidel and James B. Taylor, Jr. for election as Class I directors. Messrs. Harl, Leidel and Taylor, who currently serve as Class I directors and whose terms expire at the Annual Meeting, are each standing for re-election as a Class I director for a term expiring at the annual meeting of stockholders in 2009 and until his successor is duly elected and qualifies, or until the earlier of his death, retirement, or resignation. Mr. Harl was elected to the Board of Directors in January 2006, and at that time was recommended to the Nominating/Corporate Governance Committee by the Company’s President and Chief Executive Officer. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Harl, Leidel and Taylor. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating/Corporate Governance Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote “FOR” each of the following nominees for directors.

Nominees for Directors

Class I

(Term Expires May 2009)

Robert R. Harl, age 55, was elected to the Board of Directors and as President and Chief Operating Officer of the Company in January 2006. Mr. Harl has over 30 years experience working with Kellogg Brown & Root (“KBR”), a global engineering, construction and services company, and its subsidiaries in a variety of officer capacities, serving as President of several of the KBR business units. Mr. Harl’s experience includes executive management responsibilities for units serving both upstream and downstream oil and gas sectors as well as power, government and infrastructure sectors. He was President and Chief Executive Officer of KBR from March 2001 until July 2004 when he was appointed Chairman, a position he held until January 2005. KBR filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2003 in order to discharge certain asbestos and silica personal injury claims. The order confirming KBR’s plan of reorganization became final in December 2004, and the plan of reorganization became effective in January 2005. Mr. Harl was engaged as a consultant to the Company from August 2005 until he became an executive officer and director of the Company in January 2006.

Peter A. Leidel, age 50, was elected to the Board of Directors in 1992. Since September 1997, Mr. Leidel has been a founder and partner in Yorktown Partners, L.L.C., an investment management company. From 1983 to September 1997, he was employed by Dillon, Read & Co., Inc., an investment banking firm, serving most recently as a Senior Vice President.

James B. Taylor, Jr., age 68, was elected to the Board of Directors in February 1999. Mr. Taylor co-founded Solana Petroleum Corp., a Canadian-based public oil and gas exploration and production company in 1997, and served as Chairman of its Board of Directors until December 2000. From 1996 to 1998, he was a Director and consultant for Arakis Energy, a Canadian public company with operations in North America and the Middle East. Prior to that time, he served for 28 years for Occidental Petroleum Corporation in various worldwide exploration and operations management positions before retiring in 1996 as Executive Vice President.

Directors Continuing in Office

Class II

(Term Expires May 2007)

Rodney B. Mitchell, age 70, was elected to the Board of Directors in July 2001. Mr. Mitchell has over 31 years of experience in the investment management business. He is President and Chief Executive Officer of The Mitchell Group, Inc., an investment advisory firm he founded in 1989. Previously, Mr. Mitchell was President and Chief Executive Officer of Tallasi Management Company, another investment advisory organization he formed in 1970.

S. Miller Williams, age 54, was elected to the Board of Directors in May 2004. He was Executive Vice President of Strategic Development of Vartec Telecom, Inc., an international consumer telecommunications services company, from August 2002 until May 2004, and was appointed interim Chief Financial Officer of Vartec in November 2003. Since leaving Vartec, he has primarily been involved in personal investments. From 2000 to August 2003, Mr. Williams was Executive Chairman of the Board of PowerTel, Inc., a public company which provided telecommunications services in Australia. From 1991 to 2002, he served in various executive positions with Williams Communications Group, a subsidiary of The Williams Companies that provided global network and broadband media services, most recently as Senior Vice President—Corporate Development and General Manager—International. He was President and owner of MediaTech, Incorporated, a manufacturer and dealer of computer tape and supplies, from 1987 until the company was sold in 1992.

One Board position in Class II is currently vacant.

Class III

(Term Expires May 2008)

Michael F. Curran, age 65, joined Willbros in March 2000 as a Director, Vice Chairman of the Board of Directors, President and Chief Operating Officer. Mr. Curran was named Chief Executive Officer in May 2002 and was elected Chairman of the Board of Directors in March 2004. He served from 1972 to March 2000 as Chairman and Chief Executive Officer of Michael Curran & Associates, a mainline pipeline constructor in North America and West Africa, prior to joining Willbros. Mr. Curran has over 43 years of diversified experience in pipeline construction around the world, including 34 years as President and Chief Executive Officer of various domestic and international pipeline construction firms. Mr. Curran also served as President of the Pipe Line Contractors Association. In January 2006, Mr. Curran, in order to commence a plan to transition Robert R. Harl to succeed him as the Chief Executive Officer of the Company, transferred his responsibilities as President and Chief Operating Officer to Mr. Harl.

S. Fred Isaacs, age 68, was elected to the Board of Directors in March 2004. Mr. Isaacs has been President of A1 Services, Inc. (formerly SFI Consulting, Inc.), an electrical engineering services company, since March

1997. He was President of Computer Video Training, Inc., a consulting company, from August 1995 to March 1997. From September 1992 to August 1995, he served as President of SFI Consulting, Inc. and Chairman of the Board of Directors of TranAm Systems International, Inc., a gas compression equipment company. Prior to that time, he served in senior engineering and executive positions in the pipeline industry for over 35 years, most recently as Senior Vice President of Transportation of MAPCO, Inc. and President of Mid-America Pipeline Company and Seminole Pipeline Company from January 1983 until his retirement from MAPCO, Inc. in September 1992.

One Board position in Class III is currently vacant.

Compensation of Directors

Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors currently receive an annual retainer of $30,000 plus a fee of $1,500 per meeting for attending meetings of the Board of Directors. Non-employee directors also receive fees for attending meetings of committees of the Board of Directors as follows: chairman and any co-chairman of the committee receive $2,500 per meeting and the other members of the committee receive $1,500 per meeting.

Prior to April 16, 2006, non-employee directors automatically received non-qualified stock options under the Willbros Group, Inc. Director Stock Plan, as amended (the “Director Stock Plan”). Under the terms of the Director Stock Plan, no options may be granted under this Plan after April 16, 2006. As a replacement to this Plan, the Board of Directors is asking stockholders to approve the Willbros Group, Inc. 2006 Director Restricted Stock Plan at the Annual Meeting. Under the Director Stock Plan, an initial option to purchase 5,000 shares of Common Stock was granted to each new non-employee director on the date such director was elected or appointed to the Board of Directors. Each non-employee director also received annually an option to purchase 5,000 shares of Common Stock on the second Monday in January of each year during the period of such director’s incumbency. The option exercise price of each option granted under the Director Stock Plan was equal to the fair market value of the Common Stock on the date of grant. During fiscal 2005, Messrs. Isaacs, Leidel, Mitchell, Taylor, and Williams were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $21.19 per share.

All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

During 2005, the Company paid Mr. Harl $102,776 for consulting services consisting of advice and assistance rendered in connection with its business activities. The Consulting Services Agreement between the Company and Mr. Harl terminated upon Mr. Harl’s employment and election to the Board of Directors on January 20, 2006.

Corporate Governance and Board Matters

The Board of Directors and corporate management utilize their best individual efforts to adopt and implement best practices of corporate governance. Each believes strongly that effective corporate governance practices underpin its efforts to focus the entire organization on generating long-term stockholder value through conscientious actions and in an ethical manner. The directors have a wide range of business and industry experience, which provides insightful perspective on significant matters and an understanding of the challenges facing the Company. The Company’s commitment to sound, independent oversight is demonstrated by the make-up of the Board of Directors, which has been comprised of a majority of independent directors since the Company’s initial public offering in 1996.

The Board of Directors has Corporate Governance Guidelines, a Code of Business Conduct and Ethics for directors, officers and employees, and an additional separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Codes”). The Corporate Governance Guidelines and Codes are available on the

Company’s website at http://www.willbros.com under the “Governance” caption on the “Investors” page, and a copy of the Corporate Governance Guidelines and Codes will be provided to any stockholder of the Company upon request to: Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027.

The Company is committed and dedicated to employing sound, ethical business practices, complying with the law in all areas of the world in which it works, and demanding the highest standards of integrity from its employees. There is common agreement that effective corporate governance requires the checks and balances provided by a proactive Board of Directors and corporate management actively engaged with others in the organization.

Board Independence. The Board of Directors has affirmatively determined that each of Messrs. Isaacs, Leidel, Mitchell, Taylor, and Williams, current directors of the Company, are “independent” under the current director independence standards of the New York Stock Exchange. In so doing, the Board of Directors determined that each of those individuals met the “bright line” independence standards of the New York Stock Exchange and has no other material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making the determination of independence, the Board of Directors not only used the “bright line” independence standards of the New York Stock Exchange, but also the standard that no relationships exist that are required to be reported under the caption “Certain Relationships and Related Transactions” in this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission. These standards are set forth on Exhibit A to this Proxy Statement. Mr. Curran is not considered to be independent because of his employment as a senior executive officer of the Company. Mr. Harl is not considered to be independent because of his employment as a senior executive officer of the Company and his receipt of consulting fees from the Company from August 1, 2005 until January 20, 2006.

Meetings and Committees of the Board of Directors. During 2005, the Board of Directors held 20 meetings. Each director was present at 75 percent or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 2005. In addition, the Board of Directors took action four times during 2005 by unanimous written consent.

Each director is encouraged to participate in annual meetings of stockholders of the Company. However, since such meetings are held in Panama City, Panama, and are generally of a short duration and the Board of Directors does not generally have a meeting coincident with the annual meeting of stockholders, it is often impractical and expensive for each director to attend in person. Therefore, participation by either telephone or in person is encouraged. In addition, as discussed below, the Board of Directors has a process in place by which stockholders and other interested parties may communicate with the Board of Directors or any of its directors. Two directors, Messrs. Curran and Mitchell, attended in person the Company’s 2005 Annual Meeting of Stockholders. Messrs. Bump, Harl, Isaacs, Taylor and Williams, members of the Board, participated in the 2005 Annual Meeting of Stockholders by telephone. Peter A. Leidel, a director, was unable to participate in the 2005 Annual Meeting due to business travel.

The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee. Each of the current members of each of the committees, other than the Executive Committee, qualifies as an “independent” director under the current listing standards of the New York Stock Exchange.

Executive Committee. During 2005, the Executive Committee was composed of Messrs. Curran (Chairman), Bump, and Mitchell. On February 1, 2006, Mr. Bump retired from the Board, and thus retired from the Executive Committee of the Board. Effective March 2, 2006, Mr. Harl was appointed to replace Mr. Bump on the Executive Committee; therefore, the Executive Committee is currently composed of Messrs. Curran (Chairman), Harl, and Mitchell. The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except with respect to a limited number of matters which include changing the size of the Board of Directors, filling vacancies on the Board of Directors, amending the By-laws of the Company, disposing of all or substantially all of the assets of the Company, and recommending to the stockholders of the Company an amendment to the Articles of Incorporation of the Company or a merger or consolidation involving the Company. The Executive Committee did not meet during 2005.

Audit Committee. During 2005, the Audit Committee was composed of Messrs. Leidel (Chairman), Mitchell, Taylor, and Williams. From January 2005 until March 2006, Mr. Williams served as Co-Chairman. The Board of Directors has determined that it has two audit committee financial experts serving on the Audit Committee and these persons are Messrs. Leidel and Williams. The Audit Committee has a written charter, which is available on the Company’s website at http://www.willbros.com. The Company has in place and circulated a “whistleblower policy” entitled Procedure of the Audit Committee on Reporting and Investigating Complaints with Regard to Possible Accounting Irregularities. The Audit Committee appoints the independent registered public accounting firm who will serve each year as independent auditors of the Company’s financial statements and perform services related to the completion of such audit. The Audit Committee also has the responsibility to (a) review the scope and results of the audit with the independent auditors, (b) review with management and the independent auditors the Company’s interim and year-end financial condition and results of operations, (c) consider the adequacy of the internal accounting, bookkeeping, and other control procedures of the Company, and (d) review and pre-approve any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors’ independence. The Audit Committee also generally reviews the terms of material transactions and arrangements, if any, between the Company and its directors, officers and affiliates. The Audit Committee held 15 meetings during 2005.

Compensation Committee. During 2005, the Compensation Committee was composed of Messrs. Taylor (Chairman), Isaacs, and Mitchell. The Compensation Committee has a written charter, which is available on the Company’s website at http://www.willbros.com. The Compensation Committee reviews and takes final action for and on behalf of the Board of Directors with respect to compensation, bonus, incentive, and benefit provisions for the officers of the Company and its subsidiaries, and administers the 1996 Stock Plan. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The Compensation Committee held three meetings during 2005. In addition, the Compensation Committee took action one time during 2005 by unanimous written consent.

Nominating/Corporate Governance Committee. During 2005, the Nominating/Corporate Governance Committee was composed of Messrs. Leidel (Chairman), Isaacs, and Williams. The Nominating/Corporate Governance Committee has a written charter, which is available on the Company’s website at http://www.willbros.com. The Nominating/Corporate Governance Committee also has put in place, with the approval of the Board of Directors, Corporate Governance Guidelines. The Nominating/Corporate Governance Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. The Nominating/Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. It is also responsible for developing and recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company. Additionally, the Nominating/Corporate Governance Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors and recommends nominees for each committee. The Nominating/Corporate Governance Committee held one meeting during 2005.

Printed copies of the Audit, Compensation, and Nominating/Corporate Governance Committee charters are also available upon request to: Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027.

Consideration of Director Nominees. The Nominating/Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors, and to address the director qualifications discussed below. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for director and should be addressed to: Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. In addition, as described below, the Company’s Charter permits stockholders to nominate directors for consideration at a meeting of stockholders.

The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current directors, professional search firms, stockholders, or other persons.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination focuses on the information provided to the Committee with the recommendation of the prospective candidate and the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the Committee determines, after consultation with the Chairman of the Board of Directors and other directors as appropriate, that additional consideration is warranted, it may request a professional search firm to gather additional information about the candidate. The Committee then evaluates the candidate against the qualifications considered by the Committee for director candidates, which include an attained position of leadership in the candidate’s field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company’s lines of business, and the ability to serve the interests of all stockholders. The Committee also assesses the candidate’s qualifications as an “independent director” under the current director independence standards of the New York Stock Exchange. The candidate must be able to devote the time, energy and attention as may be necessary to properly discharge his or her responsibilities as a director. As part of this evaluation, one or more members of the Committee, and others as appropriate, will interview the candidate. After completing this evaluation, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee.

The Company’s Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors, or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee’s written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company expects that the annual meeting of stockholders to be held each year will be held during the mid to latter part of May.

Executive Sessions. Executive sessions of the non-management directors are held periodically. The sessions are scheduled on a regular basis and chaired by the chairman of the Nominating/Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled. Executive sessions of the independent directors only are held at least once a year.

Communications with the Board of Directors. The Board of Directors provides a process by which stockholders and other interested parties may communicate with the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board of Directors or any of the directors at the following address: Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. All communications will be compiled by the Company’s Secretary and submitted to the Board or the individual director.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO

RESTATED ARTICLES OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The authorized capital of the Company is One Million Seven Hundred Sixty Thousand U.S. Dollars (U.S. $1,760,000), and presently consists of 35,000,000 shares of common stock, par value Five U.S. Cents (U.S. $.05) per share (“Common Stock”), and 1,000,000 shares of class A preferred stock, par value One U.S. Cent (U.S. $.01) per share (“Class A Preferred Stock”). The number of shares of Common Stock outstanding as of June 1, 2006, was 21,793,642. Allowing for the number of shares of Common Stock outstanding or reserved for future issuance under the Company’s employee benefit plans (2,047,872 shares) and outstanding convertible notes (8,552,843 shares), only 2,605,643 authorized shares of Common Stock remain freely available for issuance, including 123,828 shares held in treasury at June 1, 2006.

The Board of Directors has determined that the number of unreserved shares of Common Stock presently available for issuance is not sufficient to provide for future contingencies and needs of the Company, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, equity incentives for employees, officers or directors, or other corporate purposes. The Company explores potential acquisitions on a regular basis and may issue shares of Common Stock in connection therewith. While the currently authorized shares of Common Stock are sufficient to provide for the Company’s immediate needs, an increase in such authorized shares available for issuance would give the Company greater flexibility to respond to future developments and allow Common Stock to be issued without the expense and delay of a special meeting of stockholders. As of the date on which this Proxy Statement is being mailed, there are no definite proposals in place with respect to any material transaction involving the issuance of Common Stock. If there are any potential business combination transactions which require stockholder approval, such approval will be sought at the appropriate time.

The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment (“Proposed Amendment”) to the first paragraph of Article THIRD of the Company’s Restated Articles of Incorporation, as amended, that would increase the number of authorized shares of Common Stock from 35,000,000 to 70,000,000. The Proposed Amendment, a copy of which is attached to this Proxy Statement as Exhibit B, will have no effect on the numbers of shares of Class A Preferred Stock the Company is authorized to issue. The resolutions adopted by the Board of Directors, which will be presented for approval by the stockholders at the Annual Meeting, are set forth below:

RESOLVED, that, subject to the approval of the stockholders of the Company, the Restated Articles of Incorporation of the Company, as amended, be, and the same hereby is, amended by changing only the first paragraph of Article THIRD so that, as amended, said paragraph of Article THIRD shall be read in its entirety as follows:

“THIRD: Capital. The authorized capital of the Corporation shall consist of THREE MILLION FIVE HUNDRED TEN THOUSAND U.S. DOLLARS (U.S.$3,510,000), consisting of: SEVENTY MILLION (70,000,000) shares of common stock, par value FIVE U.S. CENTS (U.S. $.05) per share (“Common Stock”); and ONE MILLION (1,000,000) shares of class A preferred stock, par value ONE U.S. CENT (U.S. $.01) per share (“Class A Preferred Stock”). Shares shall all be in nominative form and may not be issued to bearer.”

AND FURTHER RESOLVED, that a Certificate of Amendment to the Restated Articles of Incorporation of the Company be, and the same hereby is, authorized and approved, to record the amendment of Article THIRD of the Company’s Restated Articles of Incorporation as authorized and approved in the preceding resolution.

The Board of Directors believes that the Proposed Amendment will provide several long-term advantages to the Company and its stockholders. The passage of the Proposed Amendment would enable the Company to declare a stock split and to pursue acquisitions or enter into transactions which the Board of Directors believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide the shares necessary to consummate such transactions. The ability to issue shares, as the Board of Directors determines from time to time to be in the Company’s best interests, will also permit the Company to avoid the extra expenses which would be incurred in holding special meetings of stockholders solely to approve an increase in the number of shares which the Company has the authority to issue.

The additional authorized shares of Common Stock could also be used for such purposes as raising additional capital for the operations of the Company. As of the date on which this Proxy Statement is being mailed, there are no definite plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized. Such shares would be available for issuance without further action by the stockholders, unless required by the Company’s Restated Articles of Incorporation or By-laws, by the rules of any stock exchange on which the Common Stock may be listed, or by applicable law. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means, or forego the investment opportunity altogether.

In addition, the availability of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect. Although the Board of Directors has no present intention of doing so, the issuance of new shares of Common Stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board of Directors consider the action of such person not to be in the best interest of the stockholders of the Company. The Company is not aware of any pending or proposed effort to obtain control of the Company or to change the Company’s management.

In the event additional shares of Common Stock are issued by the Company, existing holders of shares of Common Stock would have no preemptive rights under the Company’s Restated Articles of Incorporation, or otherwise to purchase any of such shares. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share, and increase or decrease the book value per share of shares presently held.

Vote Required and Effective Date

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Proposed Amendment. If approved by the stockholders, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment of the Restated Articles of Incorporation with the Public Registry Office of the Republic of Panama in order to further amend the Company’s Restated Articles of Incorporation, which will occur as soon as reasonably practicable. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of Common Stock.

The Board of Directors recommends a vote “FOR” approval of the Proposed Amendment.

PROPOSAL THREE

APPROVAL OF AMENDMENT NUMBER 5

TO THE WILLBROS GROUP, INC.

1996 STOCK PLAN

General and Proposed Amendment

Stockholder action at the Annual Meeting will be requested with respect to the approval of Amendment Number 5 (the “Amendment”) to the Willbros Group, Inc. 1996 Stock Plan, as amended (the “1996 Stock Plan”). The purposes of the Amendment are to (a) increase a sublimit under the 1996 Stock Plan that limits the number of shares of Common Stock that can be issued pursuant to awards of restricted stock or restricted stock rights under the 1996 Stock Plan, (b) provide that the exercise price of non-qualified stock options granted under the 1996 Stock Plan cannot be less than 100 percent of the fair market value of the Common Stock on the date of grant, and (c) prohibit effecting a “repricing” of underwater outstanding stock options or stock appreciation rights by providing that the exercise price of any stock options or grant price of any stock appreciation rights granted in substitution for outstanding awards may not be less than the applicable exercise price or grant price of the award to be surrendered in exchange for the substitute award.

The following types of awards may be granted under the 1996 Stock Plan: stock options, stock appreciation rights and restricted stock or restricted stock rights. A total of 4,075,000 shares of Common Stock may be issued pursuant to awards granted under the 1996 Stock Plan. The 1996 Stock Plan currently provides that the number of shares of Common Stock issued as awards other than stock options and stock appreciation rights cannot exceed 25 percent of the total number of shares of Common Stock issuable under the 1996 Stock Plan (the “Sublimit”). Accordingly, the effect of the Sublimit is that the number of shares of Common Stock that can currently be issued pursuant to awards of restricted stock or restricted stock rights under the 1996 Stock Plan is 1,018,750 shares (which represents the product of 25 percent times 4,075,000). As of June 1, 2006, as a result of the Sublimit, less than 173,884 shares of Common Stock are available for future grants of restricted stock or restricted stock rights awards under the 1996 Stock Plan after taking into account shares reserved for future grants under Employment Agreements with Messrs. Curran and Harl. The purpose of the 1996 Stock Plan is to strengthen the ability of the Company to attract and retain well-qualified executive, managerial, and professional personnel, and to encourage stock ownership by such personnel in order to increase their proprietary interest in the Company’s success. The Company relies heavily upon restricted stock and restricted stock rights awards under the 1996 Stock Plan to compensate its executive, managerial, and professional personnel, and to retain and motivate such personnel, and desires to continue that practice because it believes that such awards encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. The Company, therefore, desires to increase the Sublimit to 50 percent, which would allow the Company to issue up to 2,037,500 shares of Common Stock pursuant to awards of restricted stock or restricted stock rights under the 1996 Stock Plan.

The 1996 Stock Plan currently provides that the exercise price of a non-qualified stock option shall be determined by the Compensation Committee of the Board of Directors in its sole discretion, except that it shall not be less than 85 percent of the fair market value of the Common Stock on the date of grant. Since the Compensation Committee of the Board of Directors does not have any intention to grant non-qualified stock options below the fair market value of the Common Stock on the date of grant and such grants at less than fair market value would constitute non-qualified deferred compensation subject to Section 409A of the U.S. Internal Revenue Code, the Company desires to amend the 1996 Stock Plan to provide that the exercise price of non-qualified stock options cannot be less than 100 percent of the fair market value of the Common Stock on the date of grant.

The 1996 Stock Plan currently provides that the Compensation Committee of the Board of Directors may, in its discretion, grant Awards in substitution for any other award under the 1996 Stock Plan or other plan of the Company. Such awards could include, for example, grants of stock options after a decline in the market price of the Company’s Common Stock in substitution for previously granted options having a higher exercise price. Although the Compensation Committee has not previously issued substitute awards to effect a “repricing”, the Company desires to amend the 1996 Stock Plan to prevent the grant of substitute stock options or stock appreciation rights having an applicable exercise price or grant price that is less than the exercise price or grant price of the respective stock options or stock appreciation rights to be replaced.

A copy of the Amendment is attached hereto as Exhibit C. A copy of the 1996 Stock Plan will be furnished by the Company to any stockholder upon written request to: Dennis G. Berryhill, Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. The Amendment, which was approved by the Board of Directors on June 14, 2006, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Summary of the 1996 Stock Plan

General. In 1996, the Board of Directors adopted, and the stockholders of the Company approved, the Willbros Group, Inc. 1996 Stock Plan. The 1996 Stock Plan provides for awards to key employees of the Company, including officers and directors who are also employees of the Company. The 1996 Stock Plan provides that during any calendar year, no participant may be granted awards with respect to more than 150,000 shares, subject to certain adjustments. The stock issuable under the 1996 Stock Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the 1996 Stock Plan. In addition, the number of shares deemed to be issued under the 1996 Stock Plan upon exercise or settlement of an award will be reduced by the number of shares surrendered or withheld in payment of the exercise or purchase price of such award and withholding taxes relating to such award.

The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The members of the Committee are not eligible for awards under the 1996 Stock Plan. The Committee is authorized to determine plan participants, the types and amount of awards to be granted and the terms, conditions and provisions of awards, prescribe forms of award agreements, interpret the 1996 Stock Plan, establish, amend and rescind rules and regulations relating to the 1996 Stock Plan, and make all other determinations which may be necessary or advisable for the administration of the 1996 Stock Plan. Although a determination has not been made as to the number of employees currently eligible for consideration as participants in the 1996 Stock Plan, as of June 1, 2006, there were 49 employees who held awards under the 1996 Stock Plan.

If the Amendment is approved, under the terms of the 1996 Stock Plan, no more than 2,037,500 shares may be issued under the 1996 Stock Plan pursuant to awards of restricted stock and/or restricted stock rights.

Summary of Awards. The 1996 Stock Plan permits the granting of any or all of the following types of awards: (a) stock options, (b) stock appreciation rights (“SARs”), and (c) restricted stock or restricted stock rights. Generally, awards under the 1996 Stock Plan are granted for no consideration other than prior and future services. Awards granted under the 1996 Stock Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with, or in substitution for any other award under the 1996 Stock Plan or other plan of the Company. Such grants could include, for example, grants of options after a decline in the market price of the Company’s Common Stock in substitution for previously granted options having a higher exercise price. (If the Amendment is approved, stock options granted in substitution for previously granted options may not have an exercise price that is less than the previously granted options.) The Company, however, has never “repriced” options previously granted.

Stock options granted pursuant to the 1996 Stock Plan may, at the discretion of the Committee, be either incentive stock options (“ISOs”), within the meaning of Section 422 of the U.S. Internal Revenue Code, or non-qualified stock options. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (or 110 percent of such fair market value in the case of ISOs granted to employees who possess more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% employee”)). In the case of non-qualified stock options, the exercise price shall be as determined by the Committee in its sole discretion, except that it shall not be less than 85 percent (100 percent if the Amendment is approved) of the fair market value of the Common Stock on the date of grant. Options granted pursuant to the 1996 Stock Plan are exercisable in whole or in part at such time or times as determined by the Committee, except that ISOs may not be exercised after the expiration of 10 years from the date granted (five years in the case of a 10 percent employee). Generally, options may be exercised by the payment of cash, promissory notes or stock or a combination thereof.

SARs granted under the 1996 Stock Plan will give the holder the right to receive cash or stock in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price. The grant price of a SAR is determined by the Committee but may not be less than the fair market value of a share of Common Stock on the date of grant. Methods of exercise and settlement and other terms of SARs are determined by the Committee. No SARs have been granted under the 1996 Stock Plan since its inception.

The Committee may award restricted stock, generally consisting of shares of Common Stock which may not be disposed of by participants until certain restrictions established by the Committee lapse. Such restrictions may lapse in whole or in installments as the Committee determines. A participant receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee determines otherwise. Upon termination of employment during the restriction period, restricted stock will be forfeited, subject to such exceptions, if any, as are authorized by the Committee. The Committee, in its discretion, may also issue restricted stock rights, which represent the right to receive shares of Common Stock upon vesting. The rights are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting and the related issuance of shares. A participant receiving restricted stock rights will not be a stockholder of the Company and will not be entitled to vote or receive dividends, if any, until the rights vest, at which time the related shares will be issued to the participant.

Awards generally are not transferable other than by will or the laws of descent and distribution; however, the Committee may permit the transfer of awards (other than ISOs and SARs in tandem therewith) for estate planning purposes. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to Common Stock holders, the Committee may make such substitution or adjustment in the aggregate number or kind of shares which may be distributed under the 1996 Stock Plan and in the number, kind and exercise, grant or purchase price of shares subject to the outstanding awards granted under the 1996 Stock Plan, or make provisions for a cash payment relating to any award, as it deems to be appropriate in order to maintain the purpose of the original grant.

Amendment to and Termination of the 1996 Stock Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1996 Stock Plan without the consent of stockholders or participants, except that stockholder approval of such action will be sought if such approval is required by any federal or state law or regulation, to the extent the action is required to be approved by stockholders in connection with having any outstanding awards comply with the requirements of Section 162(m) of the U.S. Internal Revenue Code, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable. Unless earlier terminated by the Board of Directors, the 1996 Stock Plan will terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the 1996 Stock Plan.

Change of Control. In the event of a Change of Control of the Company, all outstanding awards under the 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions. For purposes of the 1996 Stock Plan, a Change of Control is deemed to have occurred: (a) upon the acquisition by any person of 20 percent or more of the Company’s outstanding voting stock; (b) if individuals constituting the Board of Directors, or those nominated by at least two-thirds of such individuals or successors nominated by them, cease to constitute a majority of the Board; (c) upon stockholder approval of a merger, consolidation or similar transaction or consummation of any such transaction if stockholder approval is not required; (d) upon approval of a plan of liquidation or the sale or disposition of substantially all of the Company’s assets; or (e) if the Board adopts a resolution to the effect that a Change of Control has occurred.

U.S. Federal Income Tax Consequences. The Company believes that under present U.S. federal income tax laws the following are the U.S. federal income tax consequences generally arising with respect to awards granted under the 1996 Stock Plan. The grant of an option or SAR will create no tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, a participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. Upon exercising a SAR, a participant will recognize ordinary income equal to the cash or the fair market value of the stock received on the date of exercise. In the case of the exercise of a non-qualified stock option or SAR, the employer of the participant, if it is a subsidiary of the Company and a U.S. taxpayer (“U.S. subsidiary employer”), generally will be entitled to a deduction for the amount recognized as ordinary income by the participant, unless such deduction is limited by Section 162(m) of the Internal Revenue Code. The treatment to a participant of a disposition of shares acquired upon the exercise of a SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to a U.S. subsidiary employer in connection with a disposition of shares acquired under an option except that the U.S. subsidiary employer may be entitled to a deduction (and the employee will recognize ordinary income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the 1996 Stock Plan involving stock or stock rights that is restricted as to transferability and subject to a substantial risk of forfeiture, a participant will recognize ordinary income equal to the fair market value of the shares received at the earlier of the time at which the shares or stock rights become transferable or not subject to a substantial risk of forfeiture unless, in the case of a restricted stock award, but not in the case of restricted stock rights, the participant elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). The U.S. subsidiary employer, if any, generally will be entitled to a deduction for the same amount unless such deduction is limited by Section 162(m) of the Internal Revenue Code.

The foregoing provides only a very general description of the application of U.S. federal income tax laws to awards under the 1996 Stock Plan. The summary does not address the effects of foreign, state and local tax laws.

Awards Granted. As of June 1, 2006, incentive and non-qualified stock options and restricted stock and restricted stock rights for a total of 1,105,150 shares are outstanding under the 1996 Stock Plan. As of June 1, 2006, there were 1,047,222 shares of Common Stock reserved and available for future grants of awards under the 1996 Stock Plan. All of the outstanding options expire at various times during the years 2006 to 2016. Since inception of the 1996 Stock Plan through June 1, 2006, options and restricted stock and restricted stock rights awards for the following number of shares have been granted under the 1996 Stock Plan to the named executive officers of the Company and specified groups: Michael F. Curran (Chairman of the Board and Chief Executive Officer), 400,000 shares; Robert R. Harl (President and Chief Operating Officer), 150,000 shares; John K. Allcorn (Executive Vice President), 205,625 shares; John T. Dalton (Senior Vice President and General Counsel), 132,000 shares; Warren L. Williams (Senior Vice President, Treasurer, and Chief Financial Officer), 155,625 shares; R. Clay Etheridge (President of Willbros International, Inc.), 40,000 shares; all current executive officers as a group, 1,083,250 shares; and all employees, excluding current executive officers, as a group, 2,587,162 shares. All current directors who are not employees of the Company are not eligible to receive awards under the 1996 Stock Plan. Future awards under the 1996 Stock Plan are not yet determinable. The closing price for the Common Stock on the New York Stock Exchange on June 1, 2006, was $20.91 per share.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote “FOR” approval of this proposal.

PROPOSAL FOUR

APPROVAL OF THE WILLBROS GROUP, INC.

2006 DIRECTOR RESTRICTED STOCK PLAN

General

Stockholder action at the Annual Meeting will be requested with respect to the approval of the Willbros Group, Inc. 2006 Director Restricted Stock Plan (the “2006 Director Stock Plan” or the “Plan”). The 2006 Director Stock Plan generally provides for the automatic award of shares of restricted stock to non-employee directors (so-called “outside directors”) of the Company once each year. A copy of the 2006 Director Stock Plan is attached hereto as Exhibit D.

The 2006 Director Stock Plan, which was approved by the Board of Directors on June 14, 2006, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The purpose of the 2006 Director Stock Plan is to strengthen the ability of the Company to attract and retain highly qualified persons to serve as outside directors of the Company and to encourage stock ownership by such directors in order to increase their proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of the Company’s stockholders. The 2006 Director Stock Plan is intended to replace the Willbros Group, Inc. Director Stock Plan, which was approved by the stockholders in 1996, for future equity awards to outside directors. Under the terms of the Willbros Group, Inc. Director Stock Plan, which provided for the automatic grant of non-qualified stock options to outside directors, no options may be granted under that plan after April 16, 2006.

Summary of the 2006 Director Stock Plan

General. Under the 2006 Director Stock Plan, shares of restricted stock are automatically awarded each year to the Company’s outside directors until there are no further shares available under the Plan or the Board of Directors terminates the Plan. The stock issuable under the 2006 Director Stock Plan may be authorized and unissued shares, treasury shares or shares acquired in the market. If any shares subject to an award are forfeited, the forfeited shares will again be available for issuance under the 2006 Director Stock Plan. A total of 50,000 shares of Common Stock are available for awards under the 2006 Director Stock Plan.

The Company currently has five outside directors, two of whom are up for re-election at the Annual Meeting, all of whom will be eligible to receive shares of restricted stock annually under the 2006 Director Stock Plan.

Summary of Restricted Stock. Two types of restricted stock awards will be made under the 2006 Director Stock Plan. An initial award of shares of Common Stock will be made automatically to an outside director on the date the director is elected or appointed to the Board of Directors or otherwise becomes an outside director. An annual award of shares of Common Stock will be made automatically to each outside director on the second Monday in January of each year during the period of such director’s incumbency. In each case the number of shares represented by the award will equal $30,000 divided by the fair market value of a share of Common Stock on the day of the award (or the preceding business day if the day of the award is not a business day), rounded to the nearest number of whole shares.

The restricted stock awarded to an outside director is not transferable and is subject to risk of forfeiture until the vesting requirements for the stock are met. Shares of restricted stock awarded to an outside director will vest on the first anniversary of the date of the award. All unvested shares of restricted stock awarded to an outside director who is serving as a director of the Company at the time of his death, disability, termination of service as a director at the end of any full term to which he or she is elected, or at the time of a “change in control” of the Company, will become fully vested upon the occurrence of such event even if such event precedes the first anniversary of the award.

For purposes of the 2006 Director Stock Plan, a “change in control” of the Company is deemed to have occurred: (a) if a person becomes the beneficial owner of 30 percent or more of the Company’s outstanding voting stock, (b) upon the acquisition by any person pursuant to a tender offer of 30 percent or more of the Company’s outstanding voting stock; (c) if individuals constituting the Board of Directors, or those nominated by at least two-thirds of such individuals or successors nominated by them, cease to constitute a majority of the Board; (d) upon stockholder approval of a merger, consolidation or similar transaction or consummation of any such transaction if stockholder approval is not required; or (e) upon approval by stockholders of a plan of liquidation or the sale or disposition of substantially all of the Company’s assets.

An outside director will have all of the rights of a stockholder with respect to the shares of restricted stock awarded to him or her, including the right to vote the shares and the right to receive any dividends paid on the shares. Stock certificates delivered to an outside director or, if the Board of Directors directs, held by the Company for an outside director, that represent shares of restricted stock will bear a legend noting that the shares are not transferable and are subject to the terms and limitations of the 2006 Director Stock Plan.

Anti-dilution Provisions. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to Common Stock holders, the unvested shares of restricted stock awarded under the Plan will be subject to the same change. In addition, an adjustment will be made as necessary in the aggregate number and/or kind of shares reserved and available for issuance under the 2006 Director Stock Plan and in the number and/or kind of shares subject to automatic awards of restricted stock under the 2006 Director Stock Plan, in order to prevent dilution or enlargement of an outside director’s rights under the Plan.

Award Agreements. The terms and provisions of each award under the 2006 Director Stock Plan will be evidenced by an award agreement. The award agreement will generally set forth the number of shares of Common Stock subject to the award and the vesting requirements and other restrictions applicable to the award.

Amendment to and Termination of the 2006 Director Stock Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Director Stock Plan without the consent of stockholders or participants, except that stockholder approval of such action will be sought if such approval is required by any federal or state law or regulation, by the rules of the stock exchange on which the Common Stock is listed, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable. The 2006 Director Stock Plan will terminate when there are no longer shares of Common Stock available for awards under the Plan or the Board of Directors otherwise declares the Plan terminated.

U.S. Federal Income Tax Consequences. The Company believes that under present U.S. federal income tax laws the following are the U.S. federal income tax consequences generally arising with respect to awards of restricted stock under the 2006 Director Stock Plan. In general, an outside director who receives a restricted stock award will not realize taxable income at the time of award. Upon the vesting of the shares subject to a restricted stock award, the outside director will realize ordinary income in an amount equal to the then fair market value of the shares. Any gains or losses realized by the outside director upon disposition of such shares will be treated as capital gains or losses, and the outside director’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. An outside director may elect pursuant to Section 83(b) of the U.S. Internal Revenue Code to have income recognized at the date of the restricted stock award and to have the applicable capital gain holding period commence as of that date.

The foregoing provides only a very general description of the application of U.S. federal income tax laws to restricted stock awards under the 2006 Director Stock Plan. The summary does not address the effects of foreign, state and local tax laws.

New Plan Benefits/Awards to be Granted. If stockholders approve the 2006 Director Stock Plan, on January 8, 2007, each outside director on that date will automatically receive an award of shares of restricted stock. The number of shares is not presently determinable. If stockholders approve the 2006 Director Stock Plan, during 2006, no annual awards will be made under the Plan and whether any initial awards will be made under the Plan is not presently determinable. Only outside directors may receive awards under the Plan. The closing price for the Common Stock on the New York Stock Exchange on June 1, 2006, was $20.91 per share.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote “FOR” approval of this proposal.

PROPOSAL FIVE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) had been the independent registered public accounting firm (the “independent auditor”) of Willbros since 1987. Historically, although not required, the Board of Directors has elected to present a proposal at the annual meeting of stockholders asking the stockholders to ratify the appointment of the independent auditors. However, in view of the resignation of KPMG discussed below, such a proposal was not presented at the 2005 Annual Meeting because the Audit Committee had not yet selected independent auditors for 2005.

The Audit Committee requested management of the Company to solicit bids for audit services for 2005 from several independent registered public accounting firms. After a diligent review, interview and evaluation process, on February 8, 2006, the Audit Committee of the Board of Directors of the Company appointed GLO CPAs, LLP (“GLO”) as the independent auditors of the Company for the fiscal year ended December 31, 2005.

The Audit Committee has also appointed GLO as the independent auditors of the Company for the fiscal year ending December 31, 2006. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of GLO as the Company’s independent auditors for 2006. If the stockholders do not ratify the appointment of GLO, the Audit Committee will reconsider the appointment.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote “FOR” the ratification of GLO as the Company’s independent auditors for 2006.

A representative of GLO will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Resignation of Former Independent Auditors

On November 10, 2005, the Company was notified by KPMG that, effective upon completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2004, and the issuance of its report thereon, and filing of the Company’s Form 10-Qs for the three-month period ended March 31, 2005 and six-month period ended June 30, 2005, it was resigning as the Company’s independent auditors. The Company filed its Form 10-K for the year ended December 31, 2004 and its Form 10-Qs for the three-month period ended March 31, 2005 and six-month period ended June 30, 2005 on November 22, 2005.

The reports of KPMG on the Company’s consolidated financial statements for the past two fiscal years (2004 and 2003) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•

KPMG’s report on the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, contained a separate paragraph stating that “as discussed in Note 2 to the consolidated financial statements, the Company has restated its consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years ended December 31, 2003 and 2002.”

•

KPMG’s report on the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, contained an additional paragraph stating that “we also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Willbros Group, Inc.’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated November 21, 2005 expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.”

The resignation of KPMG was accepted by the Audit Committee of the Board of Directors subsequent to the Company’s filing its Form 10-K for the year ended December 31, 2004 and its Form 10-Qs for the three-month period ended March 31, 2005 and six-month period ended June 30, 2005 on November 22, 2005. Prior to KPMG’s departure, the Audit Committee had discussed with representatives of KPMG certain material weaknesses in internal controls, as described below, noted by KPMG and had taken certain actions, as described below, to address such weaknesses.

During the years ended December 31, 2004 and 2003 and the subsequent interim period through November 22, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

In connection with its audit for the years ended December 31, 2004 and 2003 and through November 22, 2005, there were no “reportable events” as defined by Item 304(a)(1)(v) of Regulation S-K, except that KPMG had advised the Company that it noted certain material weaknesses in the Company’s internal financial reporting and accounting controls, as described below.

1. Company-Level Controls—The Company did not maintain effective company-level controls in the control environment, risk assessment, and monitoring components as defined by COSO, including related antifraud controls. Specifically, the following deficiencies were identified:

•

The Company’s control environment did not sufficiently promote effective internal control over financial reporting throughout the Company’s management structure, and this material weakness was a contributing factor in the development of other material weaknesses described below.

•

The Company did not provide sufficient training for personnel engaged in key elements of the financial reporting process, including training on relevant regulations such as the Foreign Corrupt Practices Act (“FCPA”).

•

The Company’s policies and procedures did not effectively ensure that: (1) personnel, including internal audit, have the appropriate skills and experience commensurate with their job responsibilities; (2) the reporting structure of the organization was appropriate; and (3) key personnel in certain international subsidiaries adhere to a periodic rotation policy.

•

The Company failed to educate and train employees in identifying, monitoring, or reporting and responding to, incidents of alleged misconduct or unethical behavior, including the Company’s whistleblower policy and the Company’s code of conduct policies.

These deficiencies in the Company’s internal control over financial reporting resulted in material misstatements to various amounts in previously-issued annual and interim financial statements. Accordingly, the Company has restated its consolidated financial statements as of and for the years ended December 31, 2002 and 2003 and the first three quarters of 2004.

2. Construction Contract Management—The Company’s operating subsidiaries in Nigeria did not maintain effective policies and procedures regarding review and approval processes relating to: (i) original and revised project cost estimates; (ii) original contract pricing; (iii) establishment and management of contract contingencies; and (iv) change order management. These deficiencies in the Company’s internal control over financial reporting resulted in material overstatement of contract revenue and understatement of contract costs in previously-issued annual and interim financial statements. Accordingly, the Company has restated its consolidated financial statements as of and for the years ended December 31, 2002 and 2003 and the first three quarters of 2004.

3. International Taxes—The Company’s policies and procedures did not provide for effective supervisory review of the Company’s accounting for international taxes, value added taxes, and payroll taxes and the related recordkeeping activities. These deficiencies in the Company’s internal control over financial reporting resulted in material understatement of contract cost and income tax expense in previously-issued annual and interim financial statements. Accordingly, the Company has restated its consolidated financial statements as of and for the years ended December 31, 2002 and 2003, and the first three quarters of 2004.

4. Disbursements Process—The Company did not maintain effective policies and procedures regarding its disbursement process. Specifically, deficiencies in policies and procedures were identified in the following areas: (i) petty cash disbursements at the Company’s Nigerian subsidiaries; (ii) the Company’s vendor approval process and maintenance of an approved vendor listing; and (iii) disbursement approval levels for individuals, subsidiaries, and senior management. These deficiencies resulted in material undisclosed related party transactions and payment of fraudulent vendor invoices resulting in material overstatement of contract revenue and overstatement of contract cost in previously-issued annual and interim financial statements. Accordingly, the Company has restated its consolidated financial statements as of and for the years ended December 31, 2002 and 2003, and the first three quarters of 2004.

Company management with oversight from the Audit Committee has devoted substantial effort to the remediation of its material weaknesses described above, and to the improvement of the Company’s internal control over financial reporting. Specifically, prior to January 1, 2005, the Company:

•	increased staffing and training of the finance and accounting personnel at the business unit level; and

•	adopted a more frequent rotation policy for the financial staff at its business units.

Subsequent to January 1, 2005, the Company has undertaken the following actions to remediate its material weaknesses and to improve the Company’s internal control over financial reporting:

•	initiation of an enhanced worldwide awareness program to educate employees with respect to the content of its whistleblower policy to better achieve reporting of any suspected problems;

•	realignment of the reporting of all business units’ financial staff directly to the Corporate Controller’s Office;

•	adoption of a more frequent rotation policy for the operations staff at its business units;

•	adoption of a policy requiring approval of the General Counsel or the Chief Financial Officer for the engagement of legal, accounting and tax advisors;

•

implementation of an “enhanced and stand-alone” FCPA Compliance Program (separate from that incorporated previously into its Code of Business Conduct and Ethics), inclusive of a “Definitive FCPA Policy Statement” from the Board of Directors and an FCPA Compliance Procedure providing for, among other measures, routine training company-wide;

•

requirement that employees in positions of authority, as well as professional consultants, identify any direct or indirect ownership interest in entities doing business with the Company. Included in this disclosure will be any entities owned or controlled in whole or in part by immediate family members such as spouses;

•

improvements to strengthen existing internal controls relating specifically to Nigerian cash disbursements, approved vendor lists and approval levels for individuals, subsidiaries and senior management;

•

expansion and formalization of the review process by corporate tax personnel of all international tax returns on at least a quarterly basis. Book and tax liability accounts will be reconciled and compared with tax returns as filed. This process was already in place for the North American subsidiaries;

•

appointment of Richard W. Russler, a senior-level Company employee, as the Company’s Compliance Officer with primary responsibility for implementation, oversight and enforcement of the (i) Definitive FCPA Policy Statement; (ii) the Code of Business Conduct and Ethics; and (iii) the Whistleblower Policy, and communication of that appointment throughout the Company. Mr. Russler will have a direct communication line to the Audit Committee; and

•

movement of the internal audit function from an outsourced function with an independent accounting firm to an in-house department to facilitate more frequent and more in-depth examination of controls throughout the Company.

Audit and Other Fees Paid to Independent Auditors

Audit Fees. The aggregate fees billed during the years ended December 31, 2005 and 2004, by KPMG for professional services rendered for the audit of the Company’s annual financial statements, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those years were $3,605,393 and $763,500, respectively.

The aggregate fees billed during the year ended December 31, 2005 by GLO for professional services rendered for the audit of the Company’s annual financial statements, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for 2005 was $-0-, due to the fact they were not engaged to perform the 2005 audit until February 2006.

Audit-Related Fees. The aggregate fees billed during the years ended December 31, 2005 and 2004, for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees” were $122,182 and $-0-, respectively. These services consisted principally of audits of financial statements of certain employee benefit plans, review of registration statements, issuance of consents, and acquisition advisory services.

The aggregate fees billed during the year ended December 31, 2005 for assurance and related services by GLO that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees” were $-0- as they had not yet been engaged.

Tax Fees. The aggregate fees billed for the years ended December 31, 2005 and 2004, for professional services by KPMG for tax compliance, tax advice, and tax planning were $-0- for the two years.

GLO did not provide any such services for the Company in 2005.

All Other Fees. The aggregate fees billed for the years ended December 31, 2005 and 2004, by KPMG for products and services rendered to the Company, other than the services described above, were $-0- and $69,000, respectively. These fees were related to work associated with Sarbanes-Oxley requirements, unpriced change orders, and the Company’s Opal Gas Plant.

GLO did not provide any such services for the Company in 2005.

Audit Committee Pre-Approval Policy

It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and all other services specifically described by the Audit Committee on a periodic basis up to a specified dollar amount. All other permitted services, as well as proposed services exceeding such specified dollar amount, are separately pre-approved by the Audit Committee.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 1, 2006 by (a) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed in the table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

Name of Owner or Identity of Group	Shares Beneficially Owned (1)		Percentage of Class (1)
Wells Fargo & Company/Wells Capital Management/Wells Fargo Funds Management	3,136,113	(2)	14.4
GLG Partners LP, et. al	1,976,780	(3)	9.1
Third Avenue Management LLC	1,631,838	(4)	7.5
Neuberger Berman Inc.	1,489,231	(5)	6.8
Berggruen Holdings North America Ltd	1,424,400	(6)	6.5
Schroder Investment Management North America Inc.	1,200,412	(7)	5.5
Imperium Capital Management, LLC, et. al	1,164,100	(8)	5.3
Keeley Asset Management Corp.	1,162,675	(9)	5.3
Michael F. Curran	830,868	(10)	3.8
John K. Allcorn	141,459	(11)	*
Warren L. Williams	138,774	(12)	*
John T. Dalton	79,855	(13)	*
Peter A. Leidel	69,639	(14)	*
Robert R. Harl	50,000		*
R. Clay Etheridge	37,217	(15)	*
Rodney B. Mitchell	30,000	(16)	*
James B. Taylor, Jr.	29,000	(17)	*
S. Fred Isaacs	15,000	(18)	*
S. Miller Williams	15,000	(19)	*
All executive officers and directors as a group (11 people)	1,436,812	(20)	6.7

*	Less than 1 percent

(1)

Shares beneficially owned include restricted stock held by the executive officers of the Company over which they have voting power but not investment power. Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within 60 days of June 1, 2006, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)

Information is as of December 31, 2005, and is based on the Schedule 13G/A dated February 6, 2006, which was filed by Wells Fargo & Company (“Wells Fargo”), Wells Capital Management Incorporated (“Wells Capital”), and Wells Fargo Funds Management, LLC (“Wells Fargo Funds”). Wells Fargo’s address is 420 Montgomery Street, San Francisco, California 94104, and the address for both Wells Capital and Wells Fargo Funds is 525 Market Street, 10th Floor, San Francisco, California 94105. Wells Fargo is a parent holding company, and both Wells Capital and Wells Fargo Funds are registered investment advisors. Of the shares shown, Wells Fargo has sole voting power over 3,023,698 shares, sole dispositive power over 2,782,847 shares, and shared dispositive power over 2,200 shares. Of the shares shown, Wells Capital has sole voting power over 1,308,436 shares and sole dispositive power over 2,723,316 shares. Of the shares shown, Wells Fargo Funds has sole voting power over 1,713,612 shares and sole dispositive power over 38,881 shares.

(3)

Information is as of January 26, 2006, and is based on the Schedule 13G dated January 26, 2006, which was filed by GLG Partners LP, GLG North American Opportunity Fund, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanuel Roman. The address for all of the filers is 1 Curzon Street, London, W1J 5HB, England. GLG Partners LP is an English limited partnership and acts as investment manager of certain funds and has shared voting and dispositive power over the shares shown in the table, which are held by such funds. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanuel Roman, and as a result, each has shared voting and dispositive power over the shares held by such funds. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanuel Roman may be deemed the beneficial owner of the 1,976,780 shares shown in the table.

(4)

Information is as of December 31, 2005, and is based on the Schedule 13G/A dated February 14, 2006, which was filed by Third Avenue Management LLC (“TAM”). TAM’s address is 622 Third Avenue, 32nd Floor, New York, New York 10017. TAM is a registered investment adviser. Of the shares shown, TAM has sole voting power over 1,631,175 shares and sole dispositive power over 1,631,838 shares.

(5)

Information is as of December 31, 2005, and is based on the Schedule 13G dated February 14, 2006, which was filed by Neuberger Berman Inc. (“Neuberger”). Neuberger’s address is 605 Third Avenue, New York, New York 10158. Neuberger serves as investment manager of Neuberger Berman’s various mutual funds. Of the shares shown, Neuberger has sole voting power over 1,208,906 shares and shared dispositive power over 1,489,231 shares.

(6)

Information is as of April 6, 2006, and is based on the Schedule 13D/A dated April 7, 2006, which was filed by Berggruen Holdings North America Ltd, (“Berggruen”). Berggruen’s address is 1114 Avenue of the Americas, Forty First Floor, New York, New York 10036. Berggruen is a private investment company. Of the shares shown, Berggruen has shared voting power over 1,424,400 shares and shared dispositive power over 1,424,400 shares.

(7)

Information is as of December 31, 2005, and is based on the Schedule 13G dated February 10, 2006, which was filed by Schroder Investment Management North America Inc. (“Schroder”). Schroder’s address is 875 Third Avenue, 22nd Floor, New York, New York 10022. Schroder is a registered investment adviser.

(8)

Information is as of December 31, 2004, and is based on the Schedule 13G dated February 11, 2005, which was filed by Imperium Capital Management, LLC, Imperium Capital Advisors, LLC, and Stephen R. Goldfield. The address for all three filers is One Tampa City Center, Suite 2505, Tampa, Florida 33602.

(9)

Information is as of December 31, 2005, and is based on the Schedule 13G dated February 10, 2006, which was filed by Keeley Asset Management Corp. (“Keeley”). Keeley’s address is 401 South LaSalle Street, Chicago, Illinois 60605. Keeley is a registered investment adviser. Of the shares shown, Keeley has sole voting power over 1,013,475 shares and sole dispositive power over 1,162,675 shares.

(10)

Includes (a) 428,155 shares held in a corporation controlled by Mr. Curran, (b) 200,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.56 per share, and (c) 6,583 shares held in the Willbros Employees’ 401(k) Investment Plan (the “401(k) Plan”) for the account of Mr. Curran.

(11)

Includes (a) 50,000 shares subject to stock options which are currently exercisable at an average exercise price of $15.00 per share, and (b) 5,633 shares held in the 401(k) Plan for the account of Mr. Allcorn.

(12)

Includes (a) 82,150 shares subject to stock options which are currently exercisable at an average exercise price of $13.16 per share, and (b) 2,313 shares held in the 401(k) Plan for the account of Mr. Williams.

(13)

Includes (a) 39,500 shares subject to stock options which are currently exercisable at an average exercise price of $7.65 per share, and (b) 4,515 shares held in the 401(k) Plan for the account of Mr. Dalton.

(14)	Includes 39,000 shares subject to stock options which are currently exercisable at an average exercise price of $12.89 per share, and excluding 1,533 shares held by Mr. Leidel’s daughter.

(15)	Includes 159 shares held in the 401(k) Plan for the account of Mr. Etheridge.

(16)

Represents 30,000 shares subject to stock options which are currently exercisable at an average exercise price of $14.42 per share. Does not include 1,043,353 shares held as of June 1, 2006, by The Mitchell Group, Inc., a registered investment advisor who holds these shares in investment advisory accounts managed by it for numerous clients. The Mitchell Group has full investment discretion with respect to such accounts. Mr. Mitchell is a director and executive officer of The Mitchell Group. Mr. Mitchell disclaims beneficial ownership of these shares.

(17)	Represents (a) 1,000 shares held by the James and Sarah Taylor Trust, and (b) 28,000 shares subject to stock options which are currently exercisable at an average exercise price of $12.11 per share.

(18)	Represents 15,000 shares subject to stock options which are currently exercisable at an average exercise price of $16.80 per share.

(19)	Represents 15,000 shares subject to stock options which are currently exercisable at an average exercise price of $16.60 per share.

(20)	For specific information regarding each of the listed individuals, see footnotes (10) through (19) above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 2005, for services in all capacities to the Company and its subsidiaries during each of the Company’s last three fiscal years.

						Long-Term Compensation
	Annual Compensation					Awards		Payout
Name and Principal Position	Year		Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Restricted Stock Award(s) ($) (3)	Securities Underlying Options/ SARs (#) (4)	Long-Term Incentive Payouts ($)	All Other Compensation ($)
Michael F. Curran President and Chief Executive Officer	2005 2004 2003		700,000 425,000 425,000	637,500 150,000 -0-	-0- -0- -0-	2,881,250 309,500 -0-	-0- -0- -0-	-0- -0- -0-	12,845 15,000 15,000	(5)

John K. Allcorn Executive Vice President	2005 2004 2003		300,000 275,000 275,000	300,000 62,500 -0-	-0- -0- -0-	547,250 185,700 -0-	-0- -0- -0-	-0- -0- -0-	10,470 10,070 10,070	(5)

John T. Dalton Senior Vice President and General Counsel	2005 2004 2003		375,000 330,000 330,000	375,000 100,000 -0-	-0- -0- -0-	547,250 185,700 -0-	-0- -0- -0-	-0- -0- -0-	11,900 8,000 8,000	(5)

Warren L. Williams Senior Vice President and Chief Financial Officer	2005 2004 2003		350,000 250,000 225,000	350,000 100,000 -0-	-0- -0- -0-	547,250 185,700 -0-	-0- -0- -0-	-0- -0- -0-	11,900 11,500 11,500	(5)

R. Clay Etheridge (6) President of Willbros International, Inc.	2005 2004 2003	(6)	305,000 250,000 83,333	305,000 62,500 -0-	-0- -0- -0-	612,920 171,240 -0-	-0- -0- -0-	-0- -0- -0-	11,900 3,333 -0-	(5)

(1)

Consists of compensation paid as discretionary bonuses, except for Mr. Curran for 2005, which was paid pursuant to his Employment Agreement with the Company. Under the terms of Mr. Curran’s Employment Agreement, payment of $337,500 of his bonus for 2005 is deferred until July 1, 2008.

The bonuses for Messrs. Allcorn, Dalton, Williams and Etheridge for 2005 are payable in three equal installments, with the first being paid in March 2006, the second in March 2007 and the third in March 2008. The second and third installments earn interest at the rate of 10% annually until the date of payment. Payment of the installments is conditioned on the continued employment of the employee on the date the installment is due.

(2)

Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(3)

Represents the dollar value of the restricted stock or restricted stock rights award based on the number of shares granted or, in the case of restricted stock rights, underlying the restricted stock rights, and the market value of the Company’s Common Stock on the grant date. All grants of restricted stock or restricted stock rights are made under the Company’s 1996 Stock Plan. During the restricted period, dividends, if any, are paid on all shares of restricted stock at the same rate as dividends, if any, paid to stockholders and no common stock dividend equivalents are paid on restricted stock rights.

During 2005, Mr. Curran received a grant of restricted stock rights for 125,000 shares, which vest in three equal annual installments, commencing on December 31, 2005, with delivery of the shares deferred until July 1, 2008. During 2005, Messrs. Allcorn, Dalton, and Williams each received a grant of restricted stock for 25,000 shares, which vest in four equal annual installments, commencing January 18, 2006. During 2005, Mr. Etheridge received a grant of restricted stock for 28,000 shares, which vest in four equal annual installments, commencing January 18, 2006. Restricted stock awards for prior years shown in the table vest in equal installments over a four-year period from the date of grant.

As of December 31, 2005, the aggregate number of shares of unvested restricted stock and restricted stock rights held by the officers shown in the table and the dollar value of such shares was: Mr. Curran, 148,170 shares ($2,139,574); Mr. Allcorn, 38,776 shares ($559,925); Mr. Dalton, 38,776 shares ($559,925); Mr. Williams, 38,776 shares ($559,925); and Mr. Etheridge, 39,064 shares ($564,084). The dollar values are based on the closing price of the Company’s Common Stock on December 30, 2005, the last trading day of the fiscal year, of $14.44 per share.

(4)	Consists solely of options to acquire shares of Common Stock.

(5)

Consists of Company contributions to the Company’s (a) 401(k) Plan in the amount of $8,400 for each of Messrs. Curran, Allcorn, Dalton, Williams, and Etheridge; (b) Executive Life Plan in the amount of $3,500 for Mr. Curran, $2,070 for Mr. Allcorn, $3,500 for Mr. Dalton, $3,500 for Mr. Williams, and $3,500 for Mr. Etheridge; and (c) estate planning in the amount of $945 for Mr. Curran.

(6)	Mr. Etheridge joined the Company in September 2004 as Senior Vice President of Willbros International, Inc.

Option/SAR Grants in Last Fiscal Year

There were no options granted to the named executive officers of the Company during fiscal 2005. The Company has never granted any stock appreciation rights.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2005, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1) (2)
Name	(#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Curran	-0-	-0-	200,000	-0-	831,500	-0-
John K. Allcorn	-0-	-0-	50,000	-0-	-0-	-0-
John T. Dalton	-0-	-0-	39,500	12,500	269,250	89,750
Warren L. Williams	-0-	-0-	82,150	-0-	116,008	-0-
R. Clay Etheridge	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2)	The closing price for the Company’s Common Stock on the New York Stock Exchange on December 30, 2005, the last trading day of the fiscal year, was $14.44.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005, concerning shares of the Company’s Common Stock authorized for issuance under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,328,645	(1)(a)	$11.76	(1)	1,233,255
Equity compensation plans not approved by security holders	—		—		—

Total	1,328,645		$11.76		1,233,255	(2)

(1)	Includes 162,625 shares subject to restricted stock rights. The weighted average exercise price does not take these rights into account.

(2)

Represents the total number of shares available for issuance under (a) the Company’s 1996 Stock Plan pursuant to stock options, stock appreciation rights or restricted stock or restricted stock rights, and (b) the Company’s Director Stock Plan pursuant to stock options. Of the 1,198,255 shares available for issuance under the Company’s 1996 Stock Plan 449,250 shares may be awarded as restricted stock or restricted stock rights.

Employment Agreements, Termination of Employment and Change in Control Arrangements

Except for Messrs. Curran and Harl, none of the above-named executive officers of the Company has an employment agreement.

Employment Agreement for Michael F. Curran

On December 31, 2004, Willbros USA, Inc. (“WUSA”), an indirect wholly owned subsidiary of the Company, entered into an employment agreement (the “Agreement”) with Mr. Curran. The term of the Agreement is three years, commencing on January 1, 2005, and ending on December 31, 2007 (the “Employment Period”). During the Employment Period, Mr. Curran will earn a base salary of $700,000 per year (the “Base Salary”).

Additionally, Mr. Curran may earn a cash bonus of up to 150 percent of his Base Salary (or $1,050,000) (the “Maximum Cash Bonus”) for each year during the Employment Period if certain transition performance goals and/or net income target performance goals approved by the Board of Directors of the Company are achieved. The transition performance goals specifically relate to Mr. Curran’s responsibilities during the Employment Period to facilitate the transition of his title and responsibilities as the Chief Executive Officer of the Company to another individual approved by the Board of Directors. During 2005, 2006, and 2007, 25 percent, 50 percent and 50 percent, respectively, of the Maximum Cash Bonus may be earned if the transition performance goals for the relevant year are achieved. The net income target performance goal is generally defined as the line item designated as such in the Company’s annual budget for the year 2005, 2006, and 2007, respectively, as approved by the Board of Directors for the relevant year, before deducting any net income performance bonuses payable to Mr. Curran and/or otherwise to employees. During 2005, 2006, and 2007, up to 75 percent, 50 percent and 50 percent, respectively, of the Maximum Cash Bonus may be earned if the net income target performance goals for the relevant year are achieved.

If the total remuneration payable to Mr. Curran, including Base Salary, bonus and any other remuneration includable for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, for any year during the Employment Period exceeds $1,000,000, then a part of the earned bonus will not be paid until July 1, 2008. The part of the bonus earned that will be deferred will be the amount which, when subtracted from the total remuneration payable to Mr. Curran for such year, results in the total remuneration paid to Mr. Curran for such year equaling $1,000,000. Any deferred amount will earn interest as specified in the Agreement.

Under the terms of the Agreement, Mr. Curran has been and in the future will be granted rights to receive Common Stock of the Company (“Restricted Stock Rights”) under the Company’s 1996 Stock Plan, as amended, as follows:

1. On January 1, 2005, Restricted Stock Rights for 125,000 shares, with vesting to occur in three equal annual installments on December 31 of 2005, 2006 and 2007;

2. On January 1, 2006, Restricted Stock Rights for 50,000 shares, with vesting to occur in two equal annual installments on December 31 of 2006 and 2007; and

3. On January 1, 2007, Restricted Stock Rights for 50,000 shares, with vesting to occur in two equal installments on June 30, 2007, and December 31, 2007.

All shares of the Company’s Common Stock deliverable to Mr. Curran by reason of vesting of the Restricted Stock Rights will be delivered on July 1, 2008.

Pursuant to the Agreement, in the event Mr. Curran’s employment is terminated by WUSA without cause, or due to a constructive discharge, or due to a Change in Control (as defined in the Willbros Group, Inc. Severance Plan as amended and restated effective September 25, 2003), he will be entitled, among other things: (i) to continue receiving his Base Salary during the remainder of the Employment Period and (ii) to the maximum available amount for unearned bonuses as if he had satisfied the performance goals for each of the uncompleted years remaining in the Employment Period at the time of termination. If Mr. Curran voluntarily resigns or is terminated by WUSA for cause, he will receive his Base Salary through the date of termination and no cash bonuses for any years remaining in the Employment Period which have not yet ended as of the date of termination. If termination occurs by reason of Mr. Curran’s death or disability, he will receive his Base Salary through the date of death or termination and the maximum amount available for a cash bonus in the year of his death or termination by reason of disability as if he had satisfied the performance goals for such year (but not for later years during the Employment Period). In such cases, Mr. Curran is entitled to such benefits as are provided under such Severance Plan, if any; provided, however, that the value of any compensation and/or benefits payable under such Severance Plan shall not be duplicative of any amounts paid under the Agreement, and such amounts payable under such Severance Plan shall be offset against the value of any compensation or benefits payable to him under the Agreement, and vice versa.

Pursuant to the Agreement, during the Employment Period and for a period of one year thereafter, Mr. Curran will not compete with the businesses of the Company and its affiliates.

Employment Agreement for Robert R. Harl

WUSA entered into an employment agreement with Mr. Harl on January 20, 2006, as amended June 14, 2006 (the “Agreement”). The term of the Agreement is approximately five years, commencing on January 20, 2006, and ending on December 31, 2010 (the “Employment Period”). Beginning January 20, 2006 through December 31, 2006 of the Employment Period, Mr. Harl will earn a base salary (the “Base Salary”) of $500,000 per year. Such Base Salary shall increase to $600,000 for the period January 1, 2007 through December 31, 2007, and to $700,000 for each calendar year beginning after December 31, 2007 through the end of the Employment Period.

Additionally, Mr. Harl may earn a cash bonus of up to (i) 100 percent of his Base Salary (or $500,000) for 2006; (ii) 125 percent of his Base Salary (or $750,000) for 2007; and (iii) 150 percent of his Base Salary (or $1,050,000), for each remaining calendar year during the Employment Period if certain net income target performance objectives approved by the Board of Directors of the Company are achieved. The net income target performance goal is generally defined as the line item designated as such in the Company’s annual budget for the year 2006, 2007, 2008, 2009 and 2010, respectively, as approved by the Board of Directors for the relevant year, before deducting any net income performance bonuses payable to Mr. Harl and/or otherwise to employees.

Under the terms of the Agreement, Mr. Harl has been and in the future will be granted stock options and restricted stock under the Company’s 1996 Stock Plan, as amended, as follows:

1. On January 20, 2006, non-qualified stock options for 100,000 shares, with vesting to occur in five equal annual installments on December 31 of 2006, 2007, 2008, 2009 and 2010;

2. On January 20, 2006, 50,000 shares of restricted stock, with vesting to occur in five equal annual installments on December 31 of 2006, 2007, 2008, 2009 and 2010;

3. On January 1, 2007, 100,000 shares of restricted stock, of which 10,000 shares vest as of the date of issuance and vesting for the remaining shares to occur in four equal installments on December 31 of 2007, 2008, 2009 and 2010;

4. On January 1, 2008, 50,000 shares of restricted stock, with vesting to occur in three equal installments on December 31 of 2008, 2009 and 2010;

5. On January 1, 2009, 50,000 shares of restricted stock, with vesting to occur in two equal installments on December 31 of 2009 and 2010; and

6. On January 1, 2010, 50,000 shares of restricted stock, with full vesting to occur on December 31, 2010.

Pursuant to the Agreement, in the event Mr. Harl’s employment is terminated by WUSA due to a Change in Control (as defined in the Willbros Group, Inc. Severance Plan, as amended and restated effective September 25, 2003) during the calendar year 2006, he will be entitled, among other things, to (i) continue receiving his Base Salary during the remainder of the calendar year 2006, (ii) the immediate vesting of all restricted stock and stock options awarded to him on January 20, 2006, (iii) the maximum available amount of his unearned bonus for calendar year 2006 as if he had satisfied the performance goals for calendar year 2006, and (iv) payment of additional compensation in an amount equal to the fair market value of the Company’s Common Stock as of the date of termination multiplied by 50,000. In the event Mr. Harl’s employment is terminated by WUSA without cause, or due to a constructive discharge, or due to a Change in Control after December 31, 2006, he will be entitled, among other things, to: (i) continue receiving his Base Salary during the remainder of the Employment Period and (ii) the maximum available amount of his unearned bonuses as if he had satisfied the performance goals for each of the uncompleted years remaining in the Employment Period at the time of termination. If Mr. Harl voluntarily resigns or is terminated by WUSA for cause, he will receive his Base Salary through the date of termination and no cash bonuses for any years remaining in the Employment Period which have not yet ended as of the date of termination. If termination occurs by reason of Mr. Harl’s death or disability, he will receive his Base Salary through the date of death or termination and the maximum amount available for a cash bonus in the year of his death or termination by reason of disability as if he had satisfied the performance goals for such year (but not for later years during the Employment Period). In such cases, after December 31, 2006, Mr. Harl is also entitled to such benefits as are provided under such Severance Plan, if any; provided, however, that the value of any compensation and/or benefits payable under such Severance Plan shall not be duplicative of any amounts paid under the Agreement, and such amounts payable under such Severance Plan shall be offset against the value of any compensation or benefits payable to him under the Agreement, and vice versa.

Pursuant to the Agreement, during the Employment Period and for a period of one year thereafter, Mr. Harl will not compete with the businesses of the Company and its affiliates.

Severance Plan

In October 1998, the Compensation Committee approved and recommended, and the Board of Directors adopted, the Willbros Group, Inc. Severance Plan (the “Severance Plan”), effective January 1, 1999. The Board of Directors adopted the Severance Plan in lieu of entering into new employment agreements with the executive officers at that time. Since the Severance Plan was scheduled to expire on December 31, 2003, the Compensation Committee approved and recommended, and the Board of Directors adopted a restated and amended Severance Plan (the “Restated Severance Plan”), effective September 25, 2003. Each of the above-named executive officers of the Company is a participant in the Restated Severance Plan. Mr. Harl will be eligible to participate in the Restated Severance Plan beginning January 1, 2007. The initial term of the Restated Severance Plan ends on December 31, 2006. On the last day of such initial term, and on each successive anniversary of such date, the term of the Plan is extended automatically for an additional successive one-year term, unless the Company gives notice to the participants that no such extension shall occur.

The Restated Severance Plan provides that a participant whose employment is terminated other than for cause by the Company when a change in control of the Company is imminent or within three years after a change in control of the Company has occurred, shall be entitled to severance compensation (a) equal to 300 percent of the participant’s annual base compensation, (b) equal to 300 percent of the participant’s greatest annual cash bonus received during the 36-month period ending on the date of the change in control, (c) equal to the aggregate annual incentive plan target opportunity that could have been earned in the year termination of employment occurs, (d) that provides full vesting of all of the participant’s outstanding stock options, restricted stock awards and other equity-based awards, and (e) that extends the participant’s and his dependents’ coverage under the benefit plans for 24 months. The Restated Severance Plan also provides that a participant who voluntarily terminates his employment due to (a) reduction of compensation or other benefits, including incentive plans, (b) reduction in scope of participant’s authorities, duties, or title, or (c) material change in the location of a participant’s principal place of employment by the Company, when a change in control of the Company is imminent or within 18 months after a change in control of the Company has occurred, shall be entitled to a severance payment equal to the same severance compensation discussed above applicable to the entitlement provided by termination of employment other than for cause by the Company. Finally, the Restated Severance Plan provides that a participant whose employment is terminated other than for cause by the Company prior to a change in control of the Company shall be entitled to a severance payment equal to 100 percent of his base salary then in effect. A participant who receives a severance payment under the Restated Severance Plan will be subject to either a one year or two year competition restriction depending on the basis for the termination. All taxes on severance payments made under the Restated Severance Plan are the participant’s responsibility; provided, however, the Restated Severance Plan provides that the participant is entitled to receive a payment in an amount sufficient to make the participant whole for an excise tax on excess parachute payments imposed under Section 4999 of the U.S. Internal Revenue Code.

Bonus Payments

The bonuses for Messrs. Allcorn, Dalton, Williams and Etheridge for 2005 are payable in three equal installments, with the first being paid in March 2006, the second in March 2007 and the third in March 2008. The second and third installments earn interest at the rate of 10 percent annually until the date of payment. Payment of the installments is conditioned on the continued employment of the employee on the date the installment is due. The Compensation Committee of the Board of Directors has the discretion to accelerate the payment of an installment in the event of the employee’s death or termination of employment due to disability or retirement. If employee’s employment with the Company is terminated in connection with a Change in Control (as defined in the Restated Severance Plan) under circumstances that would entitle employee to receive severance benefits under such Plan, any unpaid bonus installments, along with accrued interest, will be paid to employee.

1996 Stock Plan

All outstanding awards under the Company’s 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan.

Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the compensation program for executive officers of the Company. The duties of the Compensation Committee include reviewing and evaluating the Company’s executive compensation program to assess its effectiveness in attracting, motivating and retaining highly skilled executive officers. The Compensation Committee also administers the Company’s 1996 Stock Plan and has access to outside compensation consulting firms and compensation information.

Compensation Philosophy

The objectives of the Company’s executive compensation program include:

•	Providing a total executive compensation plan that is performance-driven and rewards business success based on an executive’s individual performance;

•	Aligning the financial interests of the executive officers with the performance of the Company;

•	Emphasizing equity-based compensation for Company executives to reinforce management’s focus on stockholder value; and

•	Attracting, motivating, and retaining executive officers and key management personnel to achieve the Company’s business objectives.

The Compensation Committee adheres to an executive compensation philosophy that supports the Company’s business strategies. Compensation decisions under the executive compensation program are made by the Compensation Committee and approved by the Board of Directors.

Compensation Program

Company executives participate in a comprehensive compensation program comprised of base salary, potential for discretionary annual cash incentive awards, and long-term equity-based opportunities in the form of stock options, restricted stock awards, and restricted stock rights awards.

Base Salary. The level of base salary paid to executive officers is determined on the basis of performance, experience and such other factors as may be appropriately considered by the Compensation Committee. Each year the Compensation Committee reviews the base salaries of the executives and considers salary adjustments based on individual performance, overall financial results of the Company, competitive position relative to the marketplace, duration of time since last salary increase, and cost-of-living indicators. Mr. Michael F. Curran received a salary increase in 2005 pursuant to the terms of his Employment Agreement. Messrs. John T. Dalton, John K. Allcorn and Warren L. Williams each received a salary increase in 2005. Mr. R. Clay Etheridge received a salary increase because of his promotion to President of Willbros International, Inc.

Discretionary Annual Cash Incentive Awards. In 2005, the Company’s executive officers were eligible for discretionary annual cash incentive awards. In determining whether to award cash bonuses, the Compensation Committee primarily considers the financial performance of the Company, competitive hiring practices existing within the energy industry globally and an executive’s individual performance. Several factors are considered in evaluating an executive’s individual performance, which include achievement of business strategy, successful accomplishment of business goals and objectives, contribution toward the Company’s profitability, and enhancement of stockholder value. Based on these factors, the executive officers were considered for and paid cash incentive bonus awards for 2005. The Compensation Committee added a retention feature to the cash incentive bonus awards for 2005 for Messrs. Allcorn, Dalton, Williams, and Etheridge by making the bonuses payable in three equal installments, with the first being paid in March 2006, the second in March 2007 and the third in March 2008, and requiring that payment of the installment is conditioned on the continued employment of the employee on the date the installment is due.

Long-Term Incentive Program. In 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Plan. The 1996 Stock Plan permits the Compensation Committee to grant various stock-based awards, including options, stock appreciation rights, restricted stock and restricted stock rights, to executive officers and key management employees of the Company based on competitive practices and the Company’s overall performance. Stock options, restricted stock and restricted stock rights awards are designed to provide grantees with the opportunity to acquire a proprietary interest in the Company and to give such persons a stronger incentive to work for the continued success of the Company. An option award may be either an incentive stock option (the “ISO”) or a non-qualified stock option (the “NSO”). The Compensation Committee takes into account management’s recommendations regarding the number of shares or options and the number of shares of restricted stock or restricted stock rights to be awarded to specific employees. During 2005, each of the executive officers of the Company was granted restricted stock awards under the 1996 Stock Plan, except for Mr. Curran, who was awarded restricted stock rights under the 1996 Stock Plan in accordance with his Employment Agreement.

To date, the Compensation Committee has granted ISO, NSO and restricted stock and restricted stock rights awards to executive officers from time to time. Both ISO and NSO awards entitle the employee to purchase a specified number of shares of the Company’s Common Stock at a specified price during a specified period. Both the ISO awards and the NSO awards have a 10-year term. Both types of awards are designed as an incentive for future performance by the creation of stockholder value over the long-term since the greatest benefit of the options is realized only if stock price appreciation occurs. Restricted stock awards are grants of a specified number of shares of the Company’s Common Stock in which the employee’s rights to the shares are limited until the shares vest and cease to be subject to the restrictions. The employee obtains full ownership of the unrestricted shares of stock when it vests. Restricted stock rights awards represent the right to receive shares of the Company’s common stock upon vesting. The rights are considered “restricted” because they are subject to forfeiture and restrictions on transfer prior to vesting and the related issuance of shares. Vesting of such awards may be tied to a specified time period or the achievement of certain performance goals. The Company uses stock options, restricted stock and restricted stock rights awards as its long-term incentive devices since such awards provide the clearest tie between enhanced stockholder wealth and executive pay.

Chief Executive Officer Compensation for 2005

Prior to January 1, 2005, Mr. Curran’s overall compensation was determined in the same manner as the compensation for the other executive officers. As a result of a subsidiary of the Company entering into an Employment Agreement with Mr. Curran on December 31, 2004, Mr. Curran will receive compensation in accordance with his Employment Agreement. The Compensation Committee believed that entering into an Employment Agreement with Mr. Curran was important to the success of the Company because he has deep industry experience and possesses an intimate knowledge of the business and affairs of the Company such that his premature departure from the Company could result in a difficult and challenging transitional period that would not be in the best interest of the Company or its stockholders. The Compensation Committee also believed that an Employment Agreement would provide the avenue by which he would agree to forego other business opportunities and to stay on with the Company and continue to perform a primary hands-on leadership role through 2007 and assign him the additional charge of working closely with the Board of Directors to ensure a steady and coordinated transition of his responsibilities as Chief Executive Officer, Chief Operating Officer and President. In setting the terms of the Employment Agreement, the Compensation Committee retained the services of an independent international consulting firm to provide information regarding practices and trends in compensation programs for Chief Executive Officers and to review and evaluate the Company’s Chief Executive Officer compensation program, including a comparison of the Company’s program to Chief Executive Officer compensation practices of peer companies in the energy industry.

His salary was increased for 2005 and will remain the same for 2006 and 2007. His salary for 2005 was determined by the Compensation Committee in the same manner utilized by the Compensation Committee when determining salaries for the Company’s other executive officers.

Additionally, under his Employment Agreement, Mr. Curran may earn a cash bonus of up to 150 percent of his base salary (or $1,050,000) (the “Maximum Cash Bonus”) for each year during his employment period if certain transition performance goals and/or net income target performance goals approved by the Board of Directors are achieved. The transition performance goals specifically relate to Mr. Curran’s responsibilities during the employment period to facilitate the transition of his title and responsibilities as the Chief Executive Officer of the Company to another individual approved by the Board of Directors. During 2005, 25 percent of the Maximum Cash Bonus (or $262,500) could be earned if the transition performance goals for 2005 were achieved. The net income target performance goal is generally defined as the line item designated as such in the Company’s annual budget for the year 2005, 2006, and 2007, respectively, as approved by the Board of Directors for the relevant year, before deducting any net income performance bonuses payable to Mr. Curran and/or otherwise to employees. During 2005, up to 75 percent of the Maximum Cash Bonus (or $787,500) could be earned if the net income target performance goals for 2005 were achieved. The Compensation Committee determined that Mr. Curran met the transition performance goals for 2005, which culminated in the hiring of Mr. Harl, and awarded him a bonus of $262,500. The Compensation Committee also determined that he did not meet the net income target performance goals. Accordingly, it awarded no bonus in that regard. Under his Employment Agreement, Mr. Curran also remains eligible for bonus consideration annually at the sole discretion of the Board of Directors. As a result of Mr. Curran’s performance in 2005 in leading the Company through a very difficult and challenging period, despite which the Company had record backlog at the end of 2005, upon the recommendation of the Compensation Committee, the Board of Directors approved a discretionary bonus of $375,000, resulting in a total bonus for 2005 of $637,500. Under the terms of his Employment Agreement, payment of $337,500 of his bonus for 2005 is deferred until July 1, 2008.

Mr. Curran was granted an award of restricted stock rights during 2005 under the Company’s 1996 Stock Plan in accordance with his Employment Agreement. In determining the size of the awards set forth in the Employment Agreement, the Compensation Committee took into account the purposes behind the Employment

Agreement and the other factors discussed above that are utilized by the Compensation Committee when determining awards for the other executive officers of the Company, as well as the fact that delivery of shares that vest under the awards is deferred until July 1, 2008.

The Compensation Committee continues to believe that, in addition to his incentives under his Employment Agreement, as a significant stockholder of the Company, Mr. Curran has strong incentive to create value for the Company’s stockholders.

Policy Regarding Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code places a $1,000,000 per person limitation on the United States tax deduction a U.S. subsidiary employer of a publicly-held corporation may take for compensation paid to the Company’s Chief Executive Officer and its four other highest paid executive officers, except compensation which constitutes performance-based compensation as defined by the U.S. Internal Revenue Code is not subject to the $1,000,000 limit. The Compensation Committee generally intends to grant awards under the Company’s 1996 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1,000,000 limit. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in the future, it also intends to maintain the flexibility to take actions that it considers to be in the Company’s best interests and to take into consideration factors other than deductibility. In doing so, the Compensation Committee may utilize alternatives such as deferring compensation to qualify compensation for deductibility. If any executive officer compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances.

The Compensation Committee and the Board of Directors believe that the executive compensation policies promote the interest of the stockholders and the Company effectively, and the various compensation opportunities afforded the executive officers are appropriately balanced to provide motivation for executives to contribute to the profitability and overall success of the Company.

COMPENSATION COMMITTEE

James B. Taylor, Jr. (Chairman)

Rodney B. Mitchell

S. Fred Isaacs

The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee was composed of James B. Taylor, Jr., Rodney B. Mitchell, and S. Fred Isaacs, all of whom are independent directors of the Company. During 2005, none of the Company’s executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on the Company’s Board of Directors or on its Compensation Committee.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period commencing January 1, 2001, and ending on December 31, 2005, with the cumulative total return on the S&P 500 Index and the S&P 500 Construction & Engineering Index. The comparison assumes $100 was invested December 31, 2000, in the Company’s Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

Securities and Exchange Commission rules require that a company’s proxy statement contain a report of its audit committee. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process, including the system of internal controls. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting in accordance with the Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee monitors these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year 2005 with management and with the Company’s independent auditors. Specifically, the Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and supplemented.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors, GLO CPAs, LLP (“GLO”), required by Independence Standards Board No. 1, Independence Discussions With Audit Committees, as amended and supplemented. Additionally, the Audit Committee has discussed with GLO the issue of its independence from the Company and has concluded that GLO is independent.

The Audit Committee has also discussed with the Company’s internal auditors and independent auditors, with and without management present, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In January 2005, the Audit Committee initiated an independent investigation into certain activities of the former President of the primary international subsidiary of the Company following notification from the Company of an approximate $2.5 million tax assessment against the Company’s Bolivian subsidiary for allegedly filing improper tax returns. The investigation determined that the former President and other employees of the primary international subsidiary of the Company and its subsidiaries had engaged in improper activities. Details of these activities and the full scope of the Audit Committee’s investigation and findings are covered in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Peter A. Leidel (Chairman)

Rodney B. Mitchell

James B. Taylor, Jr.

S. Miller Williams

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors previously approved an Employee Stock Purchase Program (the “Program”). Under the Program, selected executives and officers of the Company were given the opportunity to borrow funds on an interest free basis for the purpose of exercising vested stock options granted to the executives under the Company’s 1996 Stock Plan. All such loans are full recourse and therefore secured by Company stock. The maximum amount that could be loaned to individual executives under the Program is $250,000. Each loan has a maximum term of five years and does not bear interest unless not repaid on the due date. The loan will become due 90 days after termination of employment or on the normal due date of the loan, whichever is first. Pursuant to the Program, in March 2002, certain executive officers of the Company became indebted to the Company in amounts in excess of $60,000 under various notes. The following table sets forth, as to the person shown, the largest amount of the indebtedness outstanding, the interest rate, the final maturity date and the outstanding balance of such indebtedness as of December 31, 2005:

Name	Largest Amount of Indebtedness	Interest Rate	Final Maturity Date	Outstanding Balance at Dec. 31, 2005

Warren L. Williams	$250,000	0%	March 2007	$250,000

In accordance with the Sarbanes-Oxley Act of 2002, the Company no longer makes loans to executive officers of the Company.

During the past several years, certain of the Company’s subsidiaries have entered into commercial agreements with companies in which the former President of Willbros International, Inc., J. Kenneth Tillery, apparently had an ownership interest. These ownership interests had not been previously disclosed to the Company. Those companies included Arbastro Trading Ltd., Windfall Energy Services, Oco Industrial Services, Ltd., Hydrodive Offshore Services International, Inc., Hydrodive Nigeria, Ltd., and Hydrodive International, Ltd. All are companies that chartered or sold marine vessels to the Company’s subsidiaries. Hydrodive Offshore Services International, Inc. and Hydrodive International, Ltd. have also provided diving services to the Company’s subsidiaries. Payment terms for these vendors range from due on receipt to net 30 days. The settlement method is cash.

Mr. Tillery also appears to have exercised significant influence over the activities of Symoil Petroleum Ltd. and Fusion Petroleum Services Ltd., which provided consulting services for projects in Nigeria, and Kaplan and Associates, which provided consulting services for projects in Bolivia and certain other foreign locations.

Mr. Tillery resigned his position with the Company on January 6, 2005 and accordingly none of the companies identified above are considered related parties as of that date.

Payments made to companies where Mr. Tillery appears to have an undisclosed ownership interest, varying from 13 percent to 40 percent, or over which he appears to have exercised significant influence in the three-year period ended December 31, 2005 totaling $24,587,000 are detailed below (dollar amounts in thousands):

	Year Ended December 31,
	2005	2004	2003	Total
Fusion Petroleum Services Ltd.	$—	$871	$—	$871
Hydrodive Offshore Services International, Inc.	—	—	2,682	2,682
Hydrodive International, Ltd.	5,599	5,705	3,431	14,735
Hydrodive Nigeria, Ltd.	44	210	112	366
Kaplan and Associates	—	524	617	1,141
Oco Industrial Services, Ltd.	51	63	287	401
Windfall Energy Services Ltd.	1,519	922	285	2,726
Symoil Petroleum Ltd.	—	1,121	544	1,665

Total	$7,213	$9,416	$7,958	$24,587

Outstanding amounts owed to related parties in which Mr. Tillery appears to have had an undisclosed ownership interest or over which he appears to have exercised significant influence are as follows (dollar amounts in thousands):

	December 31,
	2005	2004
Hydrodive International, Ltd.	$—	$1,846
Windfall Energy Services Ltd.	—	300
Oco Industrial Services, Ltd.	9	—
Hydrodive Nigeria, Ltd.	(5)	5

Total	$4	$2,151

In addition, it appears that Mr. Tillery had an equity interest in Addax Petroleum of Nigeria (“Addax”) during an unknown period prior to April of 2003. During this period, subsidiaries of the Company were paid for various services which they performed for Addax. During the first three months of 2003, the Company recognized revenue from Addax of $311,000. Subsequent to March 2003, Mr. Tillery purportedly sold his equity interest in Addax. The subsidiaries of the Company continued to perform services for Addax and/or its successor company (“New Addax”). During 2005, 2004 and the last nine months of 2003, the Company recorded revenue of $1,866,000, $21,404,000, and $5,465,000, respectively, for services provided to New Addax. The Addax and New Addax revenue accounted for less than five percent of the Company’s consolidated revenue in 2005, 2004 and 2003. The Company had outstanding accounts receivable from New Addax and contract cost and recognized income not yet billed to New Addax of $9,845,000 at December 31, 2004. In 2005, the Company entered into a global settlement with New Addax for outstanding receivables, change orders, and claims for $10,000,000. The settlement was recovered in full in May 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Company’s Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with a copy of each such report. The Securities and Exchange Commission regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2005.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2005, all Section 16(a) filing requirements applicable to its officers, directors and more than 10 percent stockholders were complied with.

OTHER MATTERS

Matters Which May Come Before the Annual Meeting

The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matters properly come before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Proposals of Stockholders

Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama, on or before December 24, 2006 to be considered for inclusion in the Company’s proxy statement and accompanying proxy for that meeting.

If a stockholder, who intends to present a proposal at the Company’s 2007 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company’s proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal by March 9, 2007, then the persons named in the proxies solicited by the Company’s Board of Directors for its 2007 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors,

Dennis G. Berryhill

Secretary

July 5, 2006

Panama City, Panama

EXHIBIT A

CATEGORICAL STANDARDS UTILIZED BY BOARD OF DIRECTORS

WHEN DETERMINING DIRECTOR INDEPENDENCE

A Director will not be independent if:

(i) The Director is, or has been within the last three years, an employee of the Company;

(ii) An immediate family member of the Director is, or has been within the last three years, an executive officer of the Company;

(iii) The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service);

(iv) The Director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the Director is a current employee of such a firm; the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(v) The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(vi) The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues; or

(vii) The Director serves as an executive officer of a tax exempt organization that has received, within the preceding three years, contributions in any single fiscal year from the Company to the organization that exceeded the greater of $1 million or 2 percent of such tax exempt organization’s consolidated gross revenues.

For purposes of the above standards, the term “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who share such person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce or those who have died or become incapacitated.

A Director will also not be considered to be independent if the Director has any other relationship or transaction that is required to be disclosed in the Company’s Proxy Statement pursuant to Rule 404 of Regulation S-K.

A-1

EXHIBIT B

CERTIFICATE OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

The undersigned, Robert R. Harl and Dennis G. Berryhill, President and Secretary, respectively, of WILLBROS GROUP, INC., a corporation duly organized and existing under and by virtue of the laws of the Republic of Panama (the “Corporation”), do hereby amend the Restated Articles of Incorporation, as amended, of WILLBROS GROUP, INC. as follows:

1. By substituting and replacing the first paragraph only of ARTICLE THIRD so that henceforth such first paragraph of ARTICLE THIRD of said Articles shall read in its entirety as follows:

“THIRD: Capital. The authorized capital of the Corporation shall consist of THREE MILLION FIVE HUNDRED TEN THOUSAND U.S. DOLLARS (U.S. $3,510,000), consisting of: SEVENTY MILLION (70,000,000) shares of common stock, par value FIVE U.S. CENTS (U.S. $.05) per share (“Common Stock”); and ONE MILLION (1,000,000) shares of class A preferred stock, par value ONE U.S. CENT (U.S. $.01) per share (“Class A Preferred Stock”). Shares shall all be in nominative form and may not be issued to bearer.”

2. All other provisions contained in the Corporation’s current Restated Articles of Incorporation, as amended,, and especially those provisions contained in the remaining paragraphs and subparagraphs of ARTICLE THIRD, shall remain unchanged and in full force and effect from the date hereof, subsequent to the amendment, substitution and replacement of only the first paragraph of ARTICLE THIRD in its entirety as written immediately above.

Signed in Panama City, Panama, on the          day of August, 2006.

WILLBROS GROUP, INC.

By:
Robert R. Harl President

By:
Dennis G. Berryhill Secretary

B-1

EXHIBIT C

AMENDMENT NUMBER 5

TO

WILLBROS GROUP, INC.

1996 STOCK PLAN

1. Introduction. On April 16, 1996, the Board of Directors of Willbros Group, Inc. (the “Company”) adopted, and on May 21, 1996, the stockholders of the Company approved, the Willbros Group, Inc. 1996 Stock Plan (as amended, the “Plan”). The Plan permits the granting of awards, including stock options, restricted stock, restricted stock rights and stock appreciation rights, to key employees (including officers and directors who are employees) of the Company or its subsidiaries.

Under the terms of the Plan, a total of 4,075,000 shares of common stock of the Company (“Common Stock”) are available for issuance pursuant to awards granted under the Plan (subject to adjustment in the event of certain corporate transactions such as a stock split, etc.).

The Plan provides that the number of shares of Common Stock issued as awards other than stock options and stock appreciation rights shall not exceed 25 percent of the total number of shares of Common Stock issuable under the Plan (the “Sublimit”). The Plan also provides that the exercise price of a non-qualified stock option shall be as determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion, except that it shall not be less than 85 percent of the fair market value of the Common Stock on the date of grant. In addition, the Plan also provides for grants of awards in substitution for any other award under the Plan or other plan of the Company, including, for example, grants of options after a decline in the market price of the Common Stock in substitution for previously granted options having a higher exercise price.

2. Purpose. The purposes of this Amendment are to (a) increase the Sublimit to 50 percent, (b) provide that the exercise price of non-qualified stock options shall not be less than 100 percent of the fair market value of the Common Stock on the date of grant, and (c) require that any grant of stock options or stock appreciation rights in substitution for outstanding stock options or stock appreciation rights under the Plan or any other plan of the Company may not have an exercise price or grant price, as the case may be, less than that of the applicable stock options or stock appreciation rights to be surrendered.

3. Amendments. The Plan shall be amended as follows:

(a) In the first paragraph of Section 4 of the Plan, the percentage “25 percent” is deleted and the percentage “50 percent” is substituted therefor.

(b) In Section 5(a) of the Plan, the percentage “85 percent” is deleted and the percentage “100 percent” is substituted therefor.”

(c) In Section 18 of the Plan, the second sentence is hereby replaced and restated in its entirety by the following:

“If an Award is granted in substitution for another Award or award, the Committee shall require (i) the surrender of such other Award or award and (ii) that, in each case, the exercise price of any Option or grant price of any Stock Appreciation Right so granted shall not be less than the exercise price or grant price of the respective Award or award to be surrendered.”

4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

5. Effective Date. This Amendment shall take effect and be adopted on the date that the stockholders of the Company approve this Amendment.

C-1

Executed as of the 14th day of June, 2006.

ATTEST:	WILLBROS GROUP, INC.

/S/ DENNIS G. BERRYHILL	By:	/S/ MICHAEL F. CURRAN
Dennis G. Berryhill Secretary		Michael F. Curran Chairman of the Board and Chief Executive Officer

C-2

EXHIBIT D

WILLBROS GROUP, INC.

2006 DIRECTOR RESTRICTED STOCK PLAN

1. Purpose. The purpose of the Willbros Group, Inc. 2006 Director Restricted Stock Plan (the “Plan”) is to advance the interests of Willbros Group, Inc., a Republic of Panama corporation (the “Corporation”), and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee members of the Board of Directors of the Corporation and to promote ownership by such directors of a greater proprietary interest in the Corporation, thereby aligning such directors’ interests more closely with the interests of stockholders of the Corporation.

2. Definitions. In addition to the terms defined elsewhere in the Plan, the following terms, as used in the Plan, shall have the meanings indicated below:

“Annual Award” means an Award made pursuant to Section 6(b).

“Award” means an award of Shares of Restricted Stock to an Eligible Director hereunder.

“Award Agreement” means an agreement between the Corporation and an Eligible Director that evidences an Award.

“Board” means the Corporation’s Board of Directors.

“Change in Control” has the same meaning as that term is defined in the Willbros Group, Inc. Severance Plan as amended and restated effective September 25, 2003, or as it may be amended hereafter (the “Severance Plan”), except that subparagraph (vi) of such definition in the Severance Plan shall not be part of the definition of Change in Control for purposes of the Plan.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value U.S. $.05 per share, of the Corporation.

“Disability” means a termination of your service as a member of the Board as a result of a physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Corporation, you are unable to continue to serve as a director of the Corporation.

“Eligible Director” or “Participant” means each member of the Board who, on the date on which a Restricted Stock Award is made to him or her under Section 6 hereof, is not a salaried officer or employee of the Corporation or any of the Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules.

“Fair Market Value” means the average of the high and low per share sale prices for Common Stock on the composite tape for securities listed on the NYSE for the day in question, except that such average price shall be rounded up (if necessary) to the nearest cent, or if no such sale prices were reported for such date, for the most recent trading day prior to such date for which sale prices were reported.

“Initial Award” means an Award made pursuant to Section 6(a).

“Initial Award Date” means (a) the date an Eligible Director is initially elected or appointed to the Board or (b) the date on which a member of the Board who is not an Eligible Director initially becomes an Eligible Director.

“NYSE” means the New York Stock Exchange, Inc.

“Restricted Stock” means a Share which is awarded pursuant to, and subject to the terms of Sections 6 and 7, and is subject to such additional terms and restrictions as set forth in the relevant Award Agreement.

“Retirement” means the termination of a Participant’s service as a member of the Board of Directors of the Corporation at the end of any full term to which he or she was elected or appointed.

“Rule 16b-3” means Rule 16b-3, as applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time. References to any provision of the Securities Act include rules thereunder and successor provisions and rules.

“Share” means a share of Common Stock and such other securities as may be substituted or resubstituted for such Share pursuant to Section 9 hereof.

“Subsidiary(ies)” means one or more corporations, partnerships, limited liability companies, joint ventures or other entities in which the Corporation owns, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock of such corporation or of the capital interests or profits interests of such partnership, limited liability company, joint venture or other entity.

3. Shares Available under the Plan. Subject to adjustment as provided in Section 9, the total number of Shares reserved and available for issuance under the Plan is 50,000. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Plan, if Shares of Restricted Stock are forfeited, the forfeited Shares of Restricted Stock shall again be available for issuance under the Plan.

4. Administration of the Plan. The Plan shall be administered by the Board; provided, however, that any action by the Board relating to the Plan shall be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, who are not then eligible to participate in the Plan.

5. Eligibility. Each Eligible Director shall be eligible to participate under the Plan; provided, however, any Eligible Director may decline a Restricted Stock Award which would otherwise be awarded hereunder.

6. Restricted Stock Awards. Without further action by the Board or the stockholders of the Corporation, Participants under the Plan shall be automatically awarded Shares of Restricted Stock, as follows:

(a) Initial Award. On the Initial Award Date, each Eligible Director shall be awarded that number of Shares of Restricted Stock determined by dividing $30,000 by the Fair Market Value on the date of the award, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. The number of Shares so determined shall be rounded to the nearest number of whole Shares. Except as otherwise provided herein, the Shares subject to an Initial Award shall vest on the first anniversary of the date of the Award.

(b) Annual Awards. On the second Monday in January of each year on which an Eligible Director continues to be an Eligible Director, such Eligible Director shall be awarded that number of Shares of Restricted Stock determined by dividing $30,000 by the Fair Market Value on the date of the award, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. The number of Shares so determined shall be rounded to the nearest number of whole Shares. Except as otherwise provided herein, the Shares subject to an Annual Award shall vest on the first anniversary of the date of the Award.

7. Limitations on Restricted Stock.

(a) Shares of Restricted Stock shall not be sold, assigned, transferred or otherwise disposed of, mortgaged, pledged or otherwise encumbered until such Shares of Restricted Stock have vested pursuant to the Plan.

(b) Except as provided in this Section 7, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the Shares, including the right to vote the Shares and the right to receive any dividends paid thereon. Any dividends or distributions that are paid or made in Shares shall be subject to the same restrictions as the Shares of Restricted Stock in respect of which such dividends or distributions were paid or made.

(c) Shares of Restricted Stock shall be issued in such form as the Board may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any stock certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Willbros Group, Inc. 2006 Director Restricted Stock Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the headquarters offices of Willbros Group, Inc.”

The Board may require that the certificates evidencing such Shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

The terms of each Award shall be set forth in an Award Agreement between the Corporation and the Participant, which Award Agreement shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan.

(d) Shares of Restricted Stock shall vest in accordance with the terms of the Plan; provided, however, that Shares of Restricted Stock shall vest with respect to 100 percent of such Shares upon the termination of the Participant’s service as a member of the Board by reason of death, Disability or Retirement.

(e) In the event of the termination of service of a Participant as a member of the Board other than by reason of death, Disability or Retirement, the Participant shall forfeit the Shares of Restricted Stock which are not vested as of the date of termination.

(f) Upon the occurrence of a Change in Control, all Shares of Restricted Stock awarded under the Plan shall immediately become fully vested.

8. Other Provisions; Securities Registration. The award of Shares of Restricted Stock under the Plan may also be subject to such other provisions as counsel to the Corporation deems appropriate, including without limitation, provisions imposing restrictions on resale or other disposition of the Shares and such provisions as may be appropriate to comply with applicable securities laws and stock exchange requirements. The Corporation shall not be required to deliver any certificate for Shares of Restricted Stock awarded under the Plan prior to the admission of such Shares to listing on any stock exchange on which Common Stock at that time may be listed.

All certificates for Shares of Restricted Stock delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as counsel to the Corporation may deem advisable under applicable securities laws, rules and regulations thereunder, and the rules of any stock exchange on which Common Stock may be listed. The Corporation may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to such Shares.

9. Adjustments.

(a) Corporate Transactions and Events. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Corporation, stock split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares reserved and available for issuance under Section 3, and (ii) the number and kind of Shares to be subject to each automatic award of Shares of Restricted Stock under Section 6.

(b) Insufficient Number of Shares. If at any date an insufficient number of Shares are available under the Plan for the automatic award of Shares of Restricted Stock at that date, Awards under Section 6 shall be automatically awarded proportionately to each Eligible Director, to the extent Shares are then available and otherwise as provided under Section 6.

(c) Notice of Adjustment. Upon the occurrence of each event for which an adjustment with respect to an Award has been made as provided in this Section 9, the Corporation shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and binding upon each Participant.

10. Amendment and Termination of Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to make Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration shall be subject to the approval of the Corporation’s stockholders at or before the next annual meeting of stockholders of the Corporation for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system then in effect, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any outstanding Award.

11. Government Regulations. The Corporation’s obligation to issue and deliver Shares under an Award Agreement is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such Shares.

12. Notice. Any written notice to the Corporation required or permitted by any of the provisions of the Plan shall be addressed to the President of the Corporation at the principal offices of the Corporation and shall become effective only when it is received by the office of the President. Any written notice to a Participant required or permitted by any of the provisions of the Plan shall be addressed to such Participant at his or her address as reflected in the records of the Corporation and shall become effective only when it is received by such Participant.

13. General Provisions.

(a) Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan, to the extent not otherwise governed by the Code, the Securities Act or the Exchange Act, shall be governed by the laws of the Republic of Panama (without regard to the conflicts of laws rules thereof).

(b) Severability. If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Corporation, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Corporation, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Corporation, the provisions shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Corporation.

(c) Compliance with Laws and Obligations. The Corporation shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the registration requirements of the Securities Act or any other federal or state securities law, any requirement under any listing agreement between the Corporation and any stock exchange or automated quotation system, or any other law, regulation or contractual obligation of the Corporation, until the Corporation is satisfied that such laws, regulations and other obligations of the Corporation have been complied with in full. Certificates representing Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Corporation, including without limitation any requirement that a legend or legends be placed thereon.

(d) Compliance with Rule 16b-3. It is the intent of the Corporation that this Plan comply in all respects with applicable provisions of Rule 16b-3. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant.

(e) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder shall confer upon any Participant any right to continue to serve as a member of the Board.

(f) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

14. Stockholder Approval, Effective Date and Plan Termination. The Plan shall be effective if, and at such time as, the stockholders of the Corporation have approved it in a manner that satisfies the requirements of the General Corporation Law of the Republic of Panama and the rules of the NYSE. Unless earlier terminated by action of the Board, the Plan shall remain in effect until such time as no Shares remain available for issuance under the Plan and the Corporation and Participants have no further rights or obligations under the Plan.

*    *    *    *    *    *    *

Adopted by the Board of Directors of Willbros Group, Inc. on June 14, 2006.

[LOGO]	WILLBROS GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders to be held August 2, 2006

The undersigned hereby appoints Leroy W. Watson, III and Alejandro Abood Alfaro, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 2nd day of August, 2006, at 9:00 a.m., local time, at the Panama Marriott Hotel, Calle 52 y Ricardo Arias – Area Bancaria, Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.

PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors
	Nominees: 01 Robert R. Harl 02 Peter A. Leidel 03 James B. Taylor, Jr. as Class I Directors.	FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.

		☐	☐

2.

Proposal to approve a Certificate of Amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock, $.05 par value per share, from 35,000,000 to 70,000,000.

	☐ FOR		☐ AGAINST	☐ ABSTAIN

3.

Proposal to approve Amendment Number 5 to the Willbros Group, Inc. 1996 Stock Plan to (a) increase the sublimit under the 1996 Stock Plan that limits the number of shares of Common Stock that can be issued pursuant to awards of restricted stock or restricted stock rights, (b) provide that the exercise price of non-qualified stock options granted under the 1996 Stock Plan cannot be less than the fair market value of the Common Stock on the date of grant, and (c) provide that stock options or stock appreciation rights granted in substitution of previously issued stock options or stock appreciation rights may not have an exercise price or grant price that is less than the exercise price or grant price of the respective stock options or stock appreciation rights to be replaced.

	☐ FOR		☐ AGAINST	☐ ABSTAIN

4.	Proposal to approve the Willbros Group, Inc. 2006 Director Restricted Stock Plan.

	☐ FOR		☐ AGAINST	☐ ABSTAIN

5.	Ratification of the appointment of GLO CPAs, LLP as independent auditors of the Company for 2006.

	☐ FOR		☐ AGAINST	☐ ABSTAIN

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

Date , 2006

Signature

Signature

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.

Ù FOLD AND DETACH HERE Ù